UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    PRIMERICA, INC.

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March 31, 2021

To Our Fellow Stockholders:

During 2020, our Board of Directors continued to guide and oversee management in the creation of long-term stockholder value through effective and sustainable business strategies, performance-aligned compensation programs, a commitment to corporate ethics, valuing human capital and strong governance practices. Our purpose is to create financially independent families. We remain committed to serving middle-income households throughout the United States and Canada and have created a culture that aligns the needs of our stockholders, clients, the sales force and our employees. This letter provides an overview of the priorities of our Board of Directors and senior management, and we strongly encourage you to review the entire Proxy Statement.

Social Impact

For more than 40 years, our core business has centered on enabling access to financial information, products and services for traditionally underserved markets throughout the United States and Canada. By leveraging the sales force and our employees, we help middle-income families make informed financial decisions and provide them with a strategy and means to gain financial independence. The products we provide – primarily term life insurance and a range of investment and savings products – help meet critical needs and put families on the path toward financial security. When families are empowered to make informed financial decisions, their households and the communities around them are positively impacted. For more information on the social impact of our business, see our 2020 Corporate Sustainability Report, which can be found in the Governance section of our investor relations website at https://investors.primerica.com.

Business Strategy

We recognize that our Board’s engagement with management in setting the strategic direction of our Company is essential to our ability to create long-term value for our stockholders. Our Board is actively engaged in discussions about Primerica’s strategy and its execution. Through presentations and discussion at regular Board meetings and written senior management updates between meetings, our Board oversees Company strategy as well as events that bear upon those planned initiatives.

Continued Alignment of Compensation and Performance

Our compensation philosophy includes a strong commitment to provide compensation programs that link executive pay to Company performance. Further, the Compensation

Committee of our Board reviews our executive compensation program with independent experts as part of its ongoing effort to appropriately align compensation with performance. As part of this effort, the Compensation Committee is focused on ensuring that our key executives are incentivized to execute on the strategic priorities of our Company. Please read a message from the Compensation Committee beginning on page 41 of the accompanying Proxy Statement.

Like so many, we faced unprecedented challenges as a result of the COVID-19 pandemic. Despite the extraordinary circumstances, we are proud of the results we delivered in 2020 – our total stockholder return, including dividends, for fiscal 2020 and the five-year period from fiscal 2016 through fiscal 2020 was 3.9% and 199.8%, respectively. Please read a message from Glenn J. Williams, Chief Executive Officer, in Primerica’s 2020 Annual Report to Stockholders that accompanies the Proxy Statement.

Cultivating a Strong Corporate Culture

Integrity and accountability are at the foundation of our culture, which contributes to Primerica’s long-term success. Senior management defines and shapes Primerica’s corporate culture and sets the expectations and tone for a work environment founded on integrity and a commitment to doing the right thing. As such, the Company is dedicated to promoting equality and an inclusive workplace that offers open lines of communication and attracts and develops talented employees, with a focus to increase diversity at the senior levels of our organization. Our Board shares this commitment and provides valuable oversight for the Company’s overall culture. Further, our Board collaborates with management to establish and communicate an ethical tone, which guides employee and sales force conduct and helps protect Primerica’s reputation.

Valuing Human Capital

Our people are essential to our ability to deliver for our stockholders. During the COVID-19 pandemic, Primerica took steps to ensure the health and safety of our employees. We moved the vast majority of employees to remote work and, for those employees coming into our corporate office, we are providing masks and other personal protection equipment and following guidelines of nationally recognized health organizations to ensure that we maintain a clean, safe and comfortable work environment. Contact tracing protocols are in place and we created a special paid sick leave policy providing new, additional benefits to employees affected by the pandemic. More information on the Company’s actions to protect its employees during the pandemic is found on page 13 of the accompanying Proxy Statement.

Employees remain highly satisfied with Primerica. We are proud that for eight consecutive years, Primerica has been named by the Atlanta Journal Constitution as a regional “Top Workplace” based on its annual top workplaces employee survey. In 2021, we were nationally recognized for the first time as a “Top Workplace USA” by the employee engagement service partner that conducted the regional survey.

The diversity of experiences, backgrounds and ideas of Primerica’s employees enables us to develop solutions that address the financial needs of our customers. We strive to build an inclusive working environment where people feel accepted, their ideas are welcomed, and they can make a positive impact on our business and the communities we serve. In 2020, Forbes again named Primerica to its 2020 list of America’s Best Employers for Women and we were named to the Bloomberg Gender Equality Index in both 2020 and 2021. You can learn more about the Company’s efforts to promote diversity, equality and inclusion among its employees on page 13 of the accompanying Proxy Statement.

Leading Corporate Governance Practices

We are committed to strong governance practices, which we believe are important to our stockholders and protect the long-term vitality of Primerica. Our accountability to you is illustrated in many of the governance practices that are described in the accompanying Proxy Statement.

We strongly encourage all of our stockholders to vote promptly. We intend to hold the Annual Meeting in person and to provide a live webcast of the meeting at our investor relations website, https://investors.primerica.com. However, in light of the ongoing COVID-19 pandemic, we are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

On behalf of our management and directors, we want to thank you for your continued support of, and confidence in, our Company.

Sincerely,

D. RICHARD WILLIAMS	P. GEORGE BENSON
Non-Executive Chairman of the Board	Lead Director

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 12, 2021, at 8:30 a.m., local time (the “Annual Meeting”)

Place	The Primerica Home Office located at 1 Primerica Parkway, Duluth, Georgia 30099

Items of Business	•	To elect the eleven directors nominated by our Board of Directors and named in the accompanying Proxy Statement (Proposal 1);

•	To consider an advisory vote on executive compensation (Proposal 2);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 3); and

•	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date	March 16, 2021. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the expense and burden of additional solicitation.

E-Proxy Process	We are taking advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting.

On or about March 31, 2021, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 16, 2021, other than those holders who previously requested electronic or paper delivery of communications from us. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

Live Meeting Webcast	We expect to make available a live webcast of the Annual Meeting at our investor relations website, https://investors.primerica.com

Possible Meeting by

Remote Communication	In light of the ongoing COVID-19 pandemic, we are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on May 12, 2021. The Proxy Statement and the 2020 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

By Order of Our Board of Directors,

STACEY K. GEER

Executive Vice President, Chief Governance Officer

and Corporate Secretary

Duluth, Georgia

March 31, 2021

PROXY SUMMARY

This summary highlights selected information about Primerica, Inc. (the “Company”, “Primerica” or “we”); it does not contain all of the information you should consider. We urge you to read the entire Proxy Statement before you vote. You may also wish to review Primerica’s Annual Report on Form 10-K (the “2020 Annual Report”) for the fiscal year ended December 31, 2020 (“fiscal 2020”), which is available on our investor relations website at https://investors.primerica.com.

This Proxy Statement will be made available to stockholders on or about March 31, 2021.

Meeting Agenda and Voting Recommendations

See “Matters To Be Voted On” beginning on page 6 for more information.

Proposal	Vote Recommendation
1. Election of directors	“FOR” each director nominee
2. Advisory vote on executive compensation (“Say-on-Pay”)	“FOR”
3. Ratification of independent registered public accounting firm	“FOR”

Annual Meeting of Stockholders

You are entitled to vote at the annual meeting of stockholders to be held on May 12, 2021 and any adjournment or postponement thereof (the “Annual Meeting”) if you were a holder of record of our common stock at the close of business on March 16, 2021. Please see page 86 for instructions on how to vote your shares and other important information.

Financial Accomplishments

We are proud of the results that we delivered in fiscal 2020, including:

•	Growth of 15.1% in diluted adjusted operating income per share compared with the fiscal year ended December 31, 2019 (“fiscal 2019”);

•	Adjusted net operating income return on adjusted stockholders’ equity (“ROAE”) of 24.7%;

•	Return to stockholders in the form of approximately $231 million in share repurchases; and

•	Increase of 17.6% in annual stockholder dividends to $1.60 per share.

In addition, our total stockholder return, including dividends, for fiscal 2020 and the five-year period from the fiscal year ended December 31, 2016 through fiscal 2020 was 3.9% and 199.8%, respectively. Total stockholder return for fiscal 2020 exceeded the S&P 500 Insurance Index but was lower than the S&P MidCap 400 Index.

Primerica 2021 Proxy Statement	1

PROXY SUMMARY

Distribution Results

Our business achieved multiple records in fiscal 2020. In particular:

•

The number of life-licensed sales representatives was 134,907 at December 31, 2020 (including temporary and extended licenses in place at year-end as a result of the novel coronavirus COVID-19 (“COVID-19”) pandemic) compared with 130,522 at December 31, 2019;

•	New life insurance licenses increased 8% to 48,106 compared with 44,739 in fiscal 2019;

•	Recruiting of new representatives increased 42% to 400,345 compared with 282,207 in fiscal 2019;

•	Issued term life insurance policies increased 22.6% to 352,868 compared with 287,809 in fiscal 2019, with $109 billion of face amount issued in fiscal 2020; and

•	Term life insurance claims paid to policy beneficiaries was nearly $1.7 billion.

•	Value of client assets at December 31, 2020 was $81.5 billion;

•	Investment and Savings Products (“ISP”) sales increased 4% to $7.8 billion compared with $7.5 billion in fiscal 2019;

•	The number of mutual fund-licensed sales representatives increased to 25,859 at December 31, 2020;

Corporate Strategy

Primerica is a leading provider of financial products to middle-income households in the United States and Canada with 134,907 licensed sales representatives as of December 31, 2020. These independent licensed representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured over 5.5 million lives and had approximately 2.6 million client investment accounts as of December 31, 2020. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and tools to gain financial independence. We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the sales force to meet such client needs, which will drive long-term value for all of our stakeholders. Our Board of Directors (the “Board” or our Board of Directors”) oversees strategy, which is organized across four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Providing offerings that enhance our ISP business; and

•	Developing digital capabilities to deepen our client relationships.

Corporate Performance

The bar graphs below depict our performance over the past five fiscal years for the four metrics that we use to measure annual corporate performance under our incentive compensation program. These metrics do not reflect financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this

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PROXY SUMMARY

Proxy Statement for a reconciliation to 2020 GAAP results. Reconciliations for earlier years are available through the Financials section of our investor relations website at https://investors.primerica.com.

(1)	Includes approximately 3,600 temporary licenses that were issued in response to the COVID-19 pandemic and approximately 2,500 licenses that were extended due to the COVID-19 pandemic.

Corporate Governance Highlights

See “Governance” beginning on page 9 for more information.

Our Board of Directors consists of eleven members. We are pleased that our Board reflects the diversity of the communities that we serve, with female directors comprising 27% of our director nominees and directors with racial or ethnic diversity comprising 27% of our director nominees.

Primerica 2021 Proxy Statement	3

PROXY SUMMARY

The highlights of our corporate governance program are set forth below:

Board Structure

•	73% of the Board Members are Independent

•	Independent Lead Director of the Board

•	Separate Non-Executive Chairman of the Board and Chief Executive Officer Roles

•	Independent Audit, Compensation and Corporate Governance Committees of the Board

•	Regular Executive Sessions of Independent Directors

•	Annual Board and Committee Self-Assessments

•	Significant Number of Directors that Demonstrate Gender, Racial and Ethnic Diversity

•	Limit on the Number of Boards on Which our Directors are Allowed to Serve

Stockholder Rights

•	Proxy Access

•	Annual Election of Directors

•	Regular Director Refreshment

•	Majority Voting for Directors in Uncontested Elections

•	No Poison Pill in Effect

•	Annual Stockholder Engagement to Discuss Corporate Governance, Executive Compensation and Environmental, Social and Governance (“ESG”) Matters

•	Multiple Avenues for Stockholders to Communicate with the Board

Other Highlights

•	Stock Ownership Guidelines for Directors and Senior Executives

•	Pay for Performance Philosophy

•	Broad Clawback Provisions in the Company’s 2020 Omnibus Incentive Plan

•	Policies Prohibiting Hedging, Pledging and Short Sales by Employees, Officers and Directors

•	No Tax Gross-Ups

•	Strong Ethics Program

•	Publication of an Annual Corporate Sustainability Report

•	Board Diversity Policy

•	Board Oversight of the Enterprise Risk Management Process

Executive Compensation Highlights

See “Executive Compensation” beginning on page 41 for more information.

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Further, a meaningful percentage of compensation is tied to the achievement of challenging corporate performance objectives. Set forth below is a brief description of our executive compensation program for fiscal 2020.

•	Compensation components include base salary, annual cash incentive awards and long-term equity awards.

•	The Compensation Committee set cash incentive award targets for each of our named executive officers at the beginning of fiscal 2020.

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PROXY SUMMARY

–

Cash incentive awards are based on the Company’s achievement of pre-determined performance goals related to adjusted operating revenues, adjusted net operating income, ROAE and size of life-licensed sales force at year end and can be increased or decreased by the Compensation Committee by up to 20% for personal performance.

–

The corporate performance award was equal to 110.3% of the target award (reflecting a downward adjustment to the size of the life-licensed sales force due to temporary and extended licenses in place at year-end as a result of the COVID-19 pandemic).

–	The Compensation Committee elected not to make any personal performance adjustments.

•

The grant values of long-term equity awards granted to our named executive officers in February 2021 were fixed at the beginning of fiscal 2020. This means that the Compensation Committee expected no changes to the values of the awards prior to their grant in February 2021.

–	Equity award value is split equally between time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”).

–	The RSUs vest in equal installments over three years.

–

The PSUs will be earned based equally on the Company’s ROAE and average annual earnings per share (“EPS”) growth over a three-year performance period of 2021 through 2023, and the executives will receive between 0% and 150% of the awarded shares in March 2024.

•	Each of our named executive officers has an employment agreement that provides for severance payments upon a termination of employment without cause or a resignation for good reason.

The Company provides only limited perquisites, and the Compensation Committee has adopted an Executive and Director Perquisites Policy. This policy provides that all perquisites paid to directors and senior executives must be approved by the Compensation Committee and it lists certain categories of perquisites that have been pre-approved.

The table below highlights the fiscal 2020 compensation for our named executive officers as disclosed in the “Summary Compensation Table” on page 64.

Summary Compensation Table Elements

	Salary	Equity Awards	Short-Term Cash Bonus	Other Compensation	Total

Chief Executive Officer

Compensation	$750,000	$2,749,920	$1,654,500	$125,447	$5,279,867

% of Total	14%	52%	31%	3%	100%

President

Compensation	$550,000	$1,499,780	$937,550	$67,587	$3,058,303

% of Total	18%	49%	31%	2%	100%

Chief Financial Officer

Compensation	$500,000	$999,772	$551,500	$58,076	$2,109,348

% of Total	24%	47%	26%	3%	100%

Chief Operating Officer

Compensation	$500,000	$999,772	$551,500	$54,376	$2,105,648

% of Total	24%	47%	26%	3%	100%

Primerica 2021 Proxy Statement	5

MATTERS TO BE VOTED ON

Proposal 1:

Election of Directors

•

What am I voting on? The Board is asking our stockholders to elect each of the eleven director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2022 (the “2022 Annual Meeting) and until his or her successor is elected and qualified.

•	Voting Recommendation: “FOR” the election of the eleven director nominees.

•	Vote Required: A director will be elected if the number of shares voted “FOR” that director exceeds the number of votes “AGAINST” that director.

See “Board of Directors” beginning on page 22 for more information.

We ask that our stockholders elect the eleven director nominees named below to our Board of Directors to serve a one-year term commencing at the Annual Meeting. Our Board of Directors has adopted majority voting for directors in uncontested elections. As a result, each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee of our Board (the “Corporate Governance Committee”) would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and the rationale behind its decision. In a contested election – a circumstance we do not anticipate at the Annual Meeting – director nominees are elected by a plurality vote. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. The following table provides summary information about each director nominee, all of whom currently serve on our Board.

Name	Age		Occupation	Independent	Date Joined Our Board
John A. Addison, Jr.	63		CEO, Addison Leadership Group and Former Co-Chief Executive Officer, Primerica	No	October 2009
Joel M. Babbit	67		Co-Founder and Chief Executive Officer, Narrative Content Group, LLC	Yes	August 2011
P. George Benson	74		Former President, The College of Charleston	Yes	April 2010
C. Saxby Chambliss	77	(1)	Partner, DLA Piper LLP (“DLA Piper”)	Yes	June 2017
Gary L. Crittenden	67		Private Investor	Yes	July 2013
Cynthia N. Day	55		President and Chief Executive Officer, Citizens Bancshares Corporation and Citizens Trust Bank	Yes	January 2014
Sanjeev Dheer	61		Founder and Chief Executive Officer, CENTRL Inc.	Yes	October 2019
Beatriz R. Perez	51		SVP and Chief Communications, Sustainability and Strategic Partnerships Officer, The Coca-Cola Company	Yes	May 2014
D. Richard Williams	64		Non-Executive Chairman of the Board and Former Co-Chief Executive Officer, Primerica	No	October 2009
Glenn J. Williams	61		Chief Executive Officer, Primerica	No	April 2015
Barbara A. Yastine	61		Former Chairman, President and CEO, Ally Bank	Yes	December 2010

(1)	For a description of the factors that caused the Board of Directors to waive the Company’s director retirement age for Senator Chambliss, see “Board of Directors – Board Members – C. Saxby Chambliss.”

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MATTERS TO BE VOTED ON

Each director nominee attended more than 81% of the aggregate of all meetings of our Board of Directors and each committee of which he or she was a member during fiscal 2020.

Mr. Dheer was elected to our Board in October 2019. Senator C. Saxby Chambliss was elected to our Board in June 2017. Mr. G. Williams was elected to our Board and promoted to Chief Executive Officer as of April 1, 2015. The remaining eight director nominees have served at least since our Annual Meeting of Stockholders held in 2014. Unless otherwise instructed, the members of the Proxy Committee (as defined in “Information About Voting and the Annual Meeting”) will vote the proxies held by them “FOR” the election to our Board of Directors of the nominees named above.

Proposal 2:

Advisory Vote on Executive Compensation (Say-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

See “Executive Compensation” beginning on page 41 for more information.

We most recently sought stockholder approval of the compensation of the executive officers named in this Proxy Statement (referred to as our named executive officers) at our Annual Meeting of Stockholders held on May 13, 2020 (“2020 Annual Meeting”), at which time over 97.7% of votes were cast in favor thereof. In addition, in May 2017 our stockholders supported the Board’s recommendation to hold an annual Say-on-Pay vote. As a result, the next Say-on-Pay vote (after that taken at the upcoming Annual Meeting) will take place at the 2022 Annual Meeting. The Say-on-Pay vote is not binding on the Company, our Board of Directors or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under “Executive Compensation — Compensation Discussion and Analysis (“CD&A”)”, our executive compensation program is designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals as well as the realization of increased stockholder value. The Compensation Committee continually reviews and modifies our executive compensation program to ensure that it achieves the desired goals of aligning executive compensation with our stockholders’ interests and current market practices. Please read the CD&A section for additional details about our executive compensation program, including information about the compensation of our named executive officers for fiscal 2020.

The advisory vote in this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices described in this Proxy Statement. Our stockholders may vote for or against, or abstain from voting on, the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in such proxy statement.”

Primerica 2021 Proxy Statement	7

MATTERS TO BE VOTED ON

Proposal 3:

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

•

What am I voting on? The Board is asking our stockholders to ratify the appointment by the Audit Committee of our Board (the “Audit Committee”) of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“fiscal 2021”).

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote.

See “Audit Matters” beginning on page 78 for more information.

We ask that our stockholders ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2021.

The Audit Committee has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2021, as well as the Company’s internal control over financial reporting. Although stockholder ratification of the appointment of KPMG is not required, our Board of Directors believes that submitting the appointment to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. We paid KPMG an aggregate of $3.4 million in fiscal 2020 and $3.1 million in fiscal 2019.

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

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GOVERNANCE

Our Board oversees the business and affairs of the Company, aligns management and stockholder interests and is driven by the directors’ belief that good corporate governance is a critical factor in our continued success. Through the Governance section of our investor relations website at https://investors.primerica.com, our stockholders have access to key governing documents such as our Code of Conduct, Corporate Governance Guidelines and charters of each committee of the Board.

Board Structure

Our Board currently consists of eleven directors. The Company’s governance documents provide our Board with flexibility to select the appropriate leadership structure for the Company. The Company has a non-executive Chairman of the Board and an independent Lead Director. Our Board believes that this structure is the most appropriate leadership structure for the Company at this time and is in the best interests of our stockholders because it provides decisive and effective leadership and, when combined with the

Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by our Board.

Mr. R. Williams has served as non-executive Chairman of the Board since April 2015. He previously served as Chairman of the Board and Co-Chief Executive Officer. Mr. G. Williams has served as Chief Executive Officer since April 2015. He previously served as President since 2005. Mr. Benson, one of our independent directors and Chairman of the Corporate Governance Committee, has served as the Lead Director of our Board since February 2014, and he joined our Board in April 2010. As the primary interface between management and our independent directors, the Lead Director provides a valuable supplement to the non-executive Chairman and the Chief Executive Officer roles and serves as a key contact for the non-employee directors, thereby enhancing our Board’s independence from management. The responsibilities of our Chairman of the Board and our Lead Director are set forth below.

Duties and Responsibilities of Chairman of the Board	Duties and Responsibilities of Lead Director

•     Preside over Board meetings and meetings of non-employee directors

•     Call special meetings of our Board

•     Solicit feedback from the Lead Director and approve agendas for Board meetings

•     Review advance copies of Board meeting materials

•     Preside over stockholder meetings

•     Facilitate and participate in formal and informal communications with and among directors

•     Review interested party communications directed to our Board and take appropriate action

•     Preside at all Board meetings at which the Chairman of the Board is not present

•     Call meetings of independent directors and set the agenda for such meetings

•     Preside at all meetings of independent directors and at all executive sessions of independent directors

•     Review Board meeting agendas and provide input to the Chairman of the Board

•     Communicate with management on behalf of the independent directors when appropriate

•     Act as liaison between the Chairman of the Board, the Chief Executive Officer and members of the Board

•     Lead the annual Board self-assessment

•     Lead the annual Chief Executive Officer evaluation

•     Lead the Chief Executive Officer succession process

Primerica 2021 Proxy Statement	9

GOVERNANCE

All directors play an active role in overseeing the Company’s business both at our Board and committee levels. In addition, directors have full and free access to members of management, and our Board and each committee has authority to retain independent financial, legal or other advisors as they deem necessary without consulting, or obtaining the approval of, any member of management. Our Board holds separate executive sessions of its non-employee directors and of its independent directors at least annually.

Board Diversity

Diversity is very important to us. We strive to offer an inclusive business environment that benefits from diversity of people, thought and experience. This also holds true for our Board. As of December 31, 2020, 27% of our Board members were racially or ethnically diverse and 27% of our Board members were women. Page 35 provides more information on the diversity of our Board.

Pursuant to our Corporate Governance Guidelines, our Board annually reviews the appropriate skills and characteristics of its members in light of the current composition of our Board, and diversity is one of the factors used in this review. In August 2020, our Board adopted a Board Diversity Policy that requires the Board to consider Board candidates based on merit against objective criteria tied to the needs of the Board and the Company while giving due regard to diverse characteristics such as gender, race, ethnicity, country of origin, nationality or cultural background and other personal characteristics. In addition, in identifying a director candidate, the Corporate Governance Committee and our Board consider and discuss diversity, among the other factors discussed under “— Director Nomination Process,” with a view toward the role and needs of our Board as a whole. Further, pursuant to the Board Diversity Policy, diverse Board candidates are required to be considered whenever the Board commences a director search.

Board Evaluation Process

Our Corporate Governance Guidelines require that the Corporate Governance Committee conduct an annual review of Board performance and further requires that each standing committee conduct an annual evaluation of its own performance. To facilitate those evaluations, each independent committee prepares a written self-assessment questionnaire that is completed by the members of the committee. In addition, the Corporate Governance Committee prepares a written Board assessment questionnaire that is completed by all members of the Board. The questions are designed to gather suggestions to improve Board and committee effectiveness and solicit additional feedback. The Board self-assessment is conducted at a different time during the year than the committee self-assessments, so that the directors have adequate time to reflect on the functioning of the Board as a whole. The Company’s Corporate Secretary compiles the results of each self-assessment and shares those results with all directors. The committee chairs lead discussions during their committee meetings of the results of the self-assessments, highlighting areas that require additional attention. The Corporate Governance Committee discusses the Board self-assessment and the Lead Director leads a discussion of the self-assessment among the full Board. Management then discusses with the Lead Director any specific items that require additional attention and a plan is developed to address such action items.

In fiscal 2021, the Corporate Governance Committee expects to retain a third party to facilitate an in-depth Board self-assessment, consistent with the process it followed during fiscal 2019. The third party will meet in person with each director individually and solicit feedback on Board function and meetings, composition, leadership, as well as other matters. The facilitator will then compile results from the interviews and provide an in-person oral report to each of the Corporate Governance Committee and the Board of Directors with recommendations for improvement. The Corporate Governance Committee expects to use a third- party facilitator to conduct the Board self-assessment on a bi-annual basis.

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Board’s Role in Risk Oversight

Our Board is ultimately responsible for overseeing the Company’s management of the various risks facing the Company as well as the Company’s compliance culture and overall risk tolerance. The Board has delegated to the Audit Committee responsibility for regularly monitoring the oversight of our enterprise risk management (“ERM”) program. The Board and each Board committee actively oversee and monitor the management of risks that could impact the Company’s operations in connection with their respective subject matter areas:

Management identifies, assesses and assigns responsibility for risk management through our enterprise risk assessment process and internal control environment. In fiscal 2020, management’s Business Risk and Control Committee regularly monitored the major risks facing the Company and assessed the risk heatmap and watch list at least quarterly. Our Chief Risk Officer presented a risk profile and quarterly status updates to the Board and each Board committee that has oversight responsibility for one or more key risks. Management re-evaluates the Company’s key risks annually, and the risks are shared with the Audit Committee and the Board of Directors. In addition, at the Board’s request, a cross-functional group of management-level employees provides a quarterly update on significant risk areas, which includes an assessment of cybersecurity risks and an overview of legal and regulatory matters. At least annually, this presentation also includes information on system readiness and protection, our incident response plan, recent internal training exercises and recovery plans.

Further, our Chief Internal Auditor reports directly to the Audit Committee. Our Chief Internal Auditor presents quarterly to the Audit Committee with respect to internal audit findings and recommendations and meets in executive session with the Audit Committee at least quarterly. The Audit Committee uses the results of its discussions with our Chief Internal Auditor to monitor the Company’s internal audit plan.

Stockholder Engagement

In late fiscal 2020, we invited the Company’s largest stockholders, which together represented over 75% of our outstanding shares, to speak with management and, if requested, the Lead Director about topics important to them. Specific topics covered during these conversations included Board diversity, the impact of and our response to the COVID-19 pandemic, and other governance matters, executive compensation, and ESG matters including human capital management and data privacy. We were pleased with the stockholder feedback, which indicated that our stockholders

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are generally satisfied with the Company’s corporate governance and executive compensation practices as well as the format and content of the Company’s proxy statement and Corporate Sustainability Report. To enable the Board, the Compensation Committee and the

Corporate Governance Committee to consider direct stockholder feedback, information about these investor conversations is shared with the Board. The table below describes requests received during these conversations and our responses to those suggestions.

What We Heard	What We Did

Pleased with the addition of a director with digital technology expertise but encouraged us to continue to review and enhance overall skills represented.	Pursuant to its director nomination process, the Board continues to consider the Company’s current needs and long-term and strategic plans to determine the skills and expertise needed by our Board.

Consider adding an ESG metric to the executive compensation program.	The Compensation Committee continues to consider which metrics are appropriate for the incentive compensation program. It views the size of the life-licensed sales force performance metric as a “Social” factor under the Company’s ESG program because it is directly tied to the Company’s socially driven mission to help middle-income families become financially independent. The Compensation Committee annually meets in a joint session with the Corporate Governance Committee to ensure that ESG and/or corporate strategy are considered in developing the annual compensation metrics. Further, the Compensation Committee has discretion to make certain compensation adjustments, which could include additional ESG-related matters.

Expand the discussion of human capital management matters in the proxy statement and the 2020 Annual Report.	See expanded disclosure of relevant human capital management matters in this Proxy Statement, our 2020 Annual Report, and our updated annual Corporate Sustainability Report, which was released on our investor relations website in August 2020.

Consider adding ESG frameworks such as the Task Force on Climate-Related Financial Disclosure.	We added Sustainability Accounting Standards Board (“SASB”) disclosure a few years ago and we continue to assess the relevance to Primerica of additional ESG frameworks.

Add a right for stockholders to call a special meeting and reduce the supermajority thresholds currently required to amend the Company’s Charter and/or By-laws.	The Board will consider these provisions during its annual review of the Company’s Charter and By-laws.

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Environmental, Social and Governance (ESG) Matters

Oversight of ESG Matters

The Board of Directors has delegated to the Corporate Governance Committee responsibility for oversight of the Company’s social, environmental and sustainability initiatives. As a result, the Corporate Governance Committee meets regularly with those members of management who have responsibility for such initiatives. Further, the Corporate Governance Committee receives regular updates on the Company’s efforts with respect to employee engagement and wellness and improving diversity, equality and inclusion among its employees and the sales force.

In August 2020, the Company published its annual Corporate Sustainability Report, which has been posted on the Governance section of our investor relations website at https://investors.primerica.com. This report contains the SASB disclosure metrics that we believe are most relevant to our industry and business model. We elected to use the SASB metrics over other available frameworks because of its focus on certain areas that we believe are material to our business.

Human Capital Management

Employee Engagement and Wellness

For eight consecutive years, Primerica has been named by the Atlanta Journal Constitution as a regional “Top Workplace” based on its annual top workplaces employee survey. In 2021, we were nationally recognized for the first time as a “Top Workplace USA” by the employee engagement service partner that conducted the regional survey. Further, the Company ranked fifth in the “Financial Services” category and third in the “Top Leader” category for our Company size.

In order to monitor employee satisfaction, we conduct annual employee engagement surveys and provide detailed results to management and our Board. Changes to policies, programs, and benefits packages are made based on this feedback. Our annual Town Hall meeting series, normally held in-person at our U.S. and Canadian headquarters, provides an opportunity to employees to hear Company updates and ask questions of senior management. Throughout the COVID-19 pandemic, our Chief Executive Officer has shared a weekly video message with all employees and, together with our President, he converted our annual Town Hall employee meetings into a company-wide virtual Town Hall meeting with all employees. It is anticipated the weekly video messages and a virtual Town Hall meeting will continue until it is safe to resume in-person engagement practices.

Beginning in March 2020, we moved the vast majority of employees to remote work and developed a four-stage plan to gradually repopulate our facilities as the risk of the pandemic declines. The Company has been in stage two of its re-opening plan since July 2020, and management will assess in the second quarter of 2021 when to move to stage three. For those employees coming into our corporate offices, we followed guidelines of nationally recognized health organizations to ensure we maintain a clean, safe and comfortable working environment. In addition, we provided masks for employees and conducted temperature checks as warranted. Contact tracing protocols are in place and are activated upon learning that any employee has contracted COVID-19. Further, we created a special paid sick leave policy providing new, additional benefits to employees affected by the pandemic.

Early in the pandemic, our Chairman and Lead Director held weekly meetings with our Chief Executive Officer and President to remain informed about, among other things, the Company’s actions to keep employees safe and engaged as we transitioned to and operated from a predominately remote work environment. Those meetings have continued on a bi-weekly basis through the date of this Proxy Statement.

Diversity, Equality and Inclusion

We strive to create a workplace that offers a wide range of opportunities for employees and is open, collaborative and inclusive. In 2019 and

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2020, we were recognized by Forbes as a “Best Employer for Women” and we were named to the Bloomberg Gender Equality Index in both 2020 and 2021.

Because management recognized that racial diversity at senior management levels lags other employee levels, we engaged a diversity consulting firm in late 2019 to review the racial and ethnic diversity of our employee workforce and provide recommendations to enhance the pipeline of racially diverse talent within the Company. Further, in the fourth quarter of 2020, we enhanced our senior executive management team with a seasoned leader who brings deep experience in employee and leadership development to, among other things, serve as our Chief Administrative Officer, and lead efforts to create and implement programs, processes and protocols that focus on diversity, equality and inclusion.

The sales force is extremely diverse, as it reflects the communities in which the sales representatives live and work. Further, the sales force utilizes strategic market groups to encourage professional and personal growth and development, including “Women in Primerica”, the “African American Leadership Council” and the “Hispanic American Leadership Council”, which we refer to as our Strategic Markets. These groups provide opportunities for networking and mentorship, sales and business management training and deep learning opportunities customized for these respective market segments. Additional information about sales force initiatives is available in the 2020 Corporate Sustainability Report on the Governance section of our investor relations website at https://investors.primerica.com.

Talent Development and Succession Planning

We believe employees are highly satisfied with Primerica, as reflected by our employee retention rate in 2020 of 92%. For more information about the tenure of our management team, including our named executive officers, see “Executive Compensation

— Company Tenure”. Many employees have been with Primerica for over 20 years, a result of a continued high employee retention rate. The result of this longevity and loyalty is that many employees will reach retirement age over the coming years. Management is committed to a strong culture that reflects diversity, equality and inclusion while ensuring that our succession planning, internal and external talent pipeline identification processes incorporate these values. We have become increasingly intentional in our effort to increase diversity at the management level. Additional information about our talent development initiatives can be found in the 2020 Corporate Sustainability Report on the Governance section of our investor relations website at https://investors.primerica.com.

The Board of Directors maintains a succession plan for the Chief Executive Officer and other key members of management, which includes a contingency plan if the Chief Executive Officer were to depart unexpectedly. At least annually, the Corporate Governance Committee reviews the succession plan and leadership pipeline for these key roles, taking into account the Company’s long-term corporate strategy.

The Corporate Governance Committee oversees the Company’s talent development initiatives. Board members also engage and spend time with our high potential leaders at regular Board meetings and other events.

Our Corporate Culture

We recognize the importance of doing business the right way. Further, we believe corporate culture influences employee actions and decision-making. This is why we dedicate resources to:

•	Promote a vibrant, inclusive workplace;

•	Attract, develop and retain talented, diverse employees;

•	Promote a culture of compliance and integrity; and

•	Reward and recognize employees for growing people and teams and delivering winning results.

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The Company has a Code of Conduct, which applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the Governance section of our investor relations website at https://investors.primerica.com and is available in print, free of charge, to our stockholders who request a copy. As independent contractors, members of the sales force are not subject to the Code of Conduct but they must comply with a number of policies and procedures that are similar to standards set forth in the Code of Conduct. The Company also has made available to our employees and the sales force an Ethics Hotline, which can be accessed by phone or email and permits employees to anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on our investor relations website.

Documenting and bolstering certain aspects of our Code of Conduct is our Equal Employment Opportunity and Anti-Harassment Policy, which includes information about complaint and investigation procedures relating to alleged discrimination incidents. The policy also defines the role of the Board of Directors with respect to alleged violations of such policy.

Our employees consistently give the Company high scores for “operating by strong values”. We are proud of our corporate culture and we work hard to instill upon our representatives and employees the importance of doing the right thing — for our clients as well as our other stakeholders.

Environmental Responsibility

Our business as a life insurance and financial services company, by its nature, does not have a significant impact on the environment. Nevertheless, we recognize the significant challenges presented by climate change and the growing importance of this issue to investors and the communities we serve. We will continue our efforts, such as electronic document delivery to our clients, energy efficiency at our corporate headquarters, robust recycling initiatives and promotion of transportation alternatives and flexible working options, that reduce our impact on the Earth’s resources. Further, we will continue to consider the potential impacts of climate change on our business.

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Upholding Strong Governance

The Company complies with the Corporate Governance Principles published by the Investor Stewardship Group (“ISG”), as described below. ISG is an investor-led effort of more than 70 organizations that includes some of the largest U.S.-based institutional investors and global asset managers, along with several of their international counterparts.

ISG Principle	Primerica Practice
Principle 1: Boards are accountable to shareholders	• All directors stand for election annually • Proxy access with market terms • Independent Lead Director available to speak with investors if requested
Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• Majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

• Management offered to meet with investors that together represented in excess of 75% shares outstanding

• Engagement topics included Board composition, executive compensation program, human capital management and other

• ESG-related matters, strategy and sustainability

Principle 4: Boards should have a strong, independent leadership structure

• Strong independent Lead Director with clearly defined duties that are disclosed to stockholders

• Strong independent committee chairs

• Proxy Statement discloses why Board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

• 73% of Board members are independent

• 27% of Board members are racially or ethnically diverse; 27% of Board members are women

• Annual Board evaluation, bi-annually conducted by a third party, and results and next steps disclosed in subsequent proxy statement

• Active Board refreshment with 27.3% refreshment in last five years

• Each director attended more than 81% of the Board and applicable committee meetings in fiscal 2020, and all directors attended the 2020 Annual Meeting

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

• Executive compensation program received over 97.7% support at the 2020 Annual Meeting

• Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

• Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

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Director Independence

Independence Determinations

Mr. R. Williams and Mr. Addison served as the Company’s Co-Chief Executive Officers from 1999 through March 2015 and are independent under the standards set forth by the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. However, certain proxy advisory firms view former chief executive officers as permanently affiliated with the company they led and therefore never independent. As a result, the Board has elected to designate Mr. R. Williams and Mr. Addison as not independent. Mr. G. Williams, our Chief Executive Officer, is not independent because he is a member of management and an employee of the Company.

Our Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management and discussed with our Board with respect to outside affiliations, our Board has determined that none of the remaining directors who served on our Board during fiscal 2020 has or had a material relationship with Primerica other than through his or her role as director and, except as set forth above, each is independent because he or she satisfies:

•	The categorical standards set forth below;

•	The independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	The criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and our full Board may also consider whether any director is interested in any transaction brought before our Board or any of its committees for consideration.

Independence of Committee Members

Throughout fiscal 2020, the Audit, Compensation and Corporate Governance Committees have been fully independent in accordance with the NYSE Listed Company Manual and our Board’s director independence standards described above. In fiscal 2020, no member of these committees received any compensation from Primerica other than directors’ fees, and no member of the Audit Committee was or is an affiliated person of Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Throughout fiscal 2020, members of the Compensation Committee qualified as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Categorical Standards of Independence

The Company has established categorical standards of independence for our Board, which are described in our Corporate Governance Guidelines. To be considered independent for purposes of the director qualification standards, (i) the director must meet independence standards under the NYSE Listed Company Manual and (ii) our Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s rules, our Board has established guidelines, which provide that a director will be deemed independent unless:

(a)

(1) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (2) the director was an employee, or the director’s immediate family member was an executive officer, of the Company or any of its affiliates during the immediately preceding three years;

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(b)

(1) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (2) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

(c)

(1) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (2) an immediate family member of the director is a current partner of such a firm, (3) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time period;

(d)

(1) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (2) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(e)

(1) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, or (2) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(f)

the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or 2% of that organization’s total annual charitable receipts;

(g)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(h)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

(i)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Director Nomination Process

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential Board candidates. Our Corporate Governance Committee leads this process, considering the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our Board. The Corporate Governance Committee seeks input from other Board members and senior management, and also considers and evaluates any candidates recommended by our stockholders.

Our Board has determined that its members should bring to the Company a broad range of

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experience, knowledge and judgment. A successful Board candidate must be prepared to represent the interests of the Company and all of its stockholders. The factors considered by the Corporate Governance Committee and our Board in their review of potential candidates include whether:

•	The candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

The candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to our Board;

•

The candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	The candidate has financial expertise;

•

The candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	The candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust;

•	The candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director;

•	The candidate enhances the diversity of our Board from a gender, racial, ethnicity, country of origin, nationality and/or cultural perspective; and
•	The candidate brings desired skills that are not otherwise represented by current members of our Board.

The Corporate Governance Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of our Board, the current and anticipated operating requirements of the Company and the long-term interests of our stockholders. In reviewing a candidate, the Corporate Governance Committee considers the integrity of the candidate and whether the candidate would be independent as defined in our Corporate Governance Guidelines and the NYSE Listed Company Manual. The Corporate Governance Committee expects a high level of involvement from our directors and, if applicable, reviews a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Corporate Governance Committee decides whether to further evaluate each candidate, which would include a thorough reference check, interviews, and discussions about the candidate’s qualifications, availability and commitment. Upon the completion of such evaluation, the Corporate Governance Committee makes a recommendation to our Board with respect to the election of a potential candidate to our Board. Our Board expects that all candidates recommended to our Board will have received the approval of all members of the Corporate Governance Committee.

Any stockholder who wishes to have the Corporate Governance Committee consider a candidate for election to our Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.” A proposed nomination that does not comply with these requirements will not be considered by the Corporate Governance Committee. There are no differences in the manner in which the Corporate

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Governance Committee considers or evaluates director candidates it identifies and director candidates who are recommended by our stockholders.

Proxy Access

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may nominate directors to our Board and have the nominees included in our proxy materials to be voted on at our Annual Meeting of Stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. A stockholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Corporate Secretary under our By-Laws. See “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.”

Majority Voting Standard for Director Elections

In an uncontested election, directors are elected by a majority of “FOR” votes cast by stockholders. (An uncontested election is an election where the number of nominees is the same as the number of directors to be elected.) If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and the rationale behind its decision. In a contested election, director nominees are elected by a plurality vote. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our By-Laws if, outside of the proxy access process, a stockholder has submitted notice of a director nomination to the Company’s Corporate Secretary.

Communicating With Our Board of Directors

Our stockholders and other interested persons may communicate with our directors, or any specified individual director, by addressing such communications to them in care of the Company’s Corporate Secretary, at the Company’s principal executive office located at One Primerica Parkway, Duluth, Georgia 30099. Our stockholders and other interested persons may also communicate with our directors by sending an e-mail message as follows:

•	With our Board, to boardofdirectors@primerica.com;

•	With the Audit Committee, to auditcommittee@primerica.com;

•	With the non-employee directors, to nonemployeedirectors@primerica.com; or

•	With the Chairman of the Board, to chairman@primerica.com.

In accordance with a policy approved by the Audit Committee, the Company’s Corporate Secretary (or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Company’s Chief Compliance and Risk Officer) is required to:

•	Report communications of concerns relating to accounting, finance, internal controls or auditing matters to the Audit Committee;

•	Investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	Report communications of concerns relating to non-compliant behavior, such as

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allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and

•	Determine whether to maintain or discard certain communications received.

If the correspondence is specifically marked as a private communication to our Board (or a specific member or members of our Board), then the Company’s Corporate Secretary will not open or read the correspondence and will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our investor relations website at https://investors.primerica.com for the most current means of communicating with our directors.

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Board Members

The following information about each nominee for our Board of Directors includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications attributes or skills that caused the Corporate Governance Committee and our Board of Directors to determine that each individual should be elected to serve as a director.

JOHN A. ADDISON, JR.

Board Committees: None	Public Directorships: None
Chief Executive Officer of Addison Leadership Group Age: 63 Director Since October 2009

Mr. Addison has been the Chief Executive Officer of Addison Leadership Group, a company that provides leadership training and consulting, since April 2015. He also serves as Non-Executive Chairman of Primerica Distribution. Mr. Addison served as the Company’s Co-Chief Executive Officer from 1999 through March 2015 and served the Company in various capacities since 1982 when he joined us as a business systems analyst. He has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and Primerica Financial Services, LLC, a general agent, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life, as well as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of the Primerica operating unit of Citigroup Inc. (“Citigroup”) and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison serves on the board of the National Monuments Foundation. Mr. Addison received his B.A. in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to our Board his 15 years of experience as our Co-Chief Executive Officer and over 30 years of understanding the Company, the sales force and our business, along with general management and sales and marketing expertise.

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BOARD OF DIRECTORS

JOEL M. BABBIT

Board Committees: Corporate Governance	Public Directorships: Greensky, Inc.
Co-Founder and Chief Executive Officer of Narrative Content Group, LLC Age: 67 Director Since August 2011

Mr. Babbit is the Co-Founder and Chief Executive Officer of Narrative Content Group, LLC (“NCG”), one of the nation’s leading resources for the production and distribution of digital content. Prior to launching NCG in 2009, Mr. Babbit spent more than 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP’s Grey Global Group). Following the acquisition of 360 by Grey Global Group in 2002, Mr. Babbit served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP’s GCI Group, one of the world’s ten largest public relations firms, and as Executive Vice President and General Manager for the New York office of advertising agency Chiat/Day Inc. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City of Atlanta and as a member of the Mayor’s cabinet. Mr. Babbit also serves on the board of directors of Greensky, Inc. He received a B.A. in Journalism from the University of Georgia and was awarded the Henry Grady School of Journalism Lifetime Achievement Award in 2015.

Mr. Babbit brings to our Board over 35 years of experience in marketing and advertising, his management experience, his expertise in social media, environmental, social and governance issues and his experience as an entrepreneur.

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BOARD OF DIRECTORS

P. GEORGE BENSON

Lead Director Board Committees: Corporate Governance (Chair) Audit Executive	Public Directorships: AGCO Corporation Former Public Directorships: Crawford & Company Nutrition 21, Inc.
Professor of Decision Sciences and Former President of the College of Charleston Age: 74 Director Since April 2010

Since July 2014, Mr. Benson has been Professor of Decision Sciences at the College of Charleston in Charleston, South Carolina. He served as the President of the College of Charleston from February 2007 through June 2014. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. From July 1993 to June 1998, Mr. Benson served as Dean of the Rutgers Business School at Rutgers University and, prior to that, Mr. Benson was on the faculty of the Carlson School of Management at the University of Minnesota. Mr. Benson currently serves as Past Chairman of the board of directors for the Foundation for the Malcolm Baldrige National Quality Award, having chaired such board from 2013 to 2019. He was Chairman of the board of overseers for the Baldrige Award Program from 2004 to 2007 and was a national judge for the Baldrige Award from 1997 to 2000. Mr. Benson also serves on the board of directors of AGCO Corporation and served on the board of directors of Crawford & Company from July 2005 to May 2019. Mr. Benson received a B.S. degree in Mathematics from Bucknell University, completed graduate work in operations research in the Engineering School of New York University and earned a Ph.D. in business from the University of Florida.

Mr. Benson brings to our Board significant expertise in academics, senior management, corporate governance, strategic planning, and enterprise risk management. In particular, our Board considered his experience managing the College of Charleston’s staff of more than 2,000, budget of more than $250 million and endowment of more than $80 million, as well as his service on the boards of directors of other public companies and as a member of their audit and corporate governance committees.

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BOARD OF DIRECTORS

C. SAXBY CHAMBLISS

Board Committees: None	Public Directorships: None
Partner, DLA Piper Age: 77 Director Since June 2017

Senator Chambliss has been a partner with the law firm of DLA Piper since January 2015, where he is a member of the firm’s government relations and cybersecurity teams. Prior to that, he served as a U.S. Senator for Georgia from 2003 to 2015 and a U.S. Representative for Georgia from 1995 to 2003. During his tenure in the Senate, he served on the Senate Select Committee on Intelligence, where he was vice chairman from 2011 to 2014. While serving in that role, Senator Chambliss advocated for improved information sharing and human intelligence-gathering capabilities, and he is one of the leading congressional experts on those issues. Senator Chambliss is also a legal expert with respect to cybersecurity matters. Before entering Congress, he practiced general corporate law in Moultrie, Georgia. Senator Chambliss earned a B.B.A. degree from the University of Georgia and a J.D. from the University of Tennessee at Knoxville.

Senator Chambliss brings to our Board legal and cybersecurity expertise as well as years of government experience at the state and federal levels.

Waiver of Director Retirement Age

The Company’s Corporate Governance Guidelines provide that a director may serve on the Board until the Annual Meeting of the Stockholders of the Company next following his or her 75th birthday, and may not be reelected after reaching 75, unless this requirement has been waived by the Board. Senator Chambliss reached age 75 in late 2018. The Corporate Governance Committee waived this requirement for his election at the 2019 and 2020 Annual Meetings and has determined to waive this requirement for Senator Chambliss again for his election at the Annual Meeting. The Corporate Governance Committee believes it is important to exercise judgment when considering whether to grant such a waiver in order to retain existing Board members who otherwise possess the requisite expertise, engagement and abilities to fulfill their duties while providing for regular Board refreshment. The Corporate Governance Committee also believes consideration should be given with respect to the overall composition of the Board to ensure it has the right balance of skills and experience.

In reviewing a potential waiver for Senator Chambliss, the Corporate Governance Committee considered several factors:

•	Senator Chambliss brings to our Board years of legal knowledge and experience as well as governmental expertise at the state and federal levels;

•

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant attention to oversight of cybersecurity risk. As an expert on cybersecurity, Senator Chambliss has been particularly valuable in the Board’s oversight responsibilities in this area;

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BOARD OF DIRECTORS

•	Senator Chambliss remains an active and engaged Board member;

•	Senator Chambliss was elected to the Board of Directors in June 2017, has served on our Board for less than four years and continues to add value to the Company both in and out of the boardroom; and

•	The Board has no prior history of waiving the retirement requirement for any other director. In fact, a director retired from the Board in May 2018 as a result of the director retirement age.

The Corporate Governance Committee recommended that the Board waive for fiscal 2021 the retirement requirement for Senator Chambliss. Upon the recommendation of the Corporate Governance Committee, the Board concluded that Senator Chambliss’ experience, expertise, and engagement as a Board member warranted such a waiver. Therefore, in February 2021, the Board granted a one-year waiver of the retirement requirement and re-nominated Senator Chambliss to be considered for election at the Annual Meeting. Absent unforeseen circumstances, the Board does not expect to seek a waiver to nominate Senate Chambliss for election at the 2022 Annual Meeting.

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BOARD OF DIRECTORS

GARY L. CRITTENDEN

Private Investor Age: 67 Director Since July 2013	Board Committees: Audit (Chair) Compensation Executive	Public Directorships Extra Space Storage Inc. Pluralsight, Inc. Zions Bancorporation Former Public Directorships: Staples Inc. Ryerson Inc. TJX Companies

Mr. Crittenden has been a private investor and has served as a non-employee Executive Director of HGGC, LLC (“HGGC”), a California-based middle-market private equity firm, since January 2017. He previously served as a Managing Partner of HGGC from July 2009 to January 2017, Chairman of HGGC from August 2013 to January 2017 and Chief Executive Officer of HGGC from April 2012 to August 2013. From March 2009 to July 2009, Mr. Crittenden was Chairman of Citi Holdings, an operating segment of Citigroup that comprises financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, and from March 2007 to March 2009 he served as Chief Financial Officer of Citigroup. He served as the Chief Financial Officer of the American Express Company from 2000 to 2007. Prior to American Express, he was the Chief Financial Officer of Monsanto, Sears Roebuck and Company, Melville Corporation and Filene’s Basement. On three separate occasions, the readers of Institutional Investor Magazine named Mr. Crittenden one of the “Best CFOs in America.” Mr. Crittenden spent the first twelve years of his career at Bain & Company, an international management consulting firm, where he became a partner. Mr. Crittenden also serves on the boards of directors of Extra Space Storage Inc., Pluralsight, Inc. and Zions Bancorporation. He received a B.S. degree from Brigham Young University and an M.B.A. from Harvard Business School.

Mr. Crittenden brings to our Board expertise in general management, finance and accounting, strategic planning, enterprise risk management, human capital management, investment banking and capital markets, as well as experience serving on the boards of directors of several large public companies.

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BOARD OF DIRECTORS

CYNTHIA N. DAY

Board Committees: Audit Corporate Governance	Public Directorships: PROG Holdings, Inc. Former Public Directorships: Aaron’s Holdings, Inc.
President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank Age: 55 Director Since January 2014

Ms. Day has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. Citizens Bancshares Corporation was a publicly held corporation until it completed a going private transaction in January 2017. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. She previously served as the Executive Vice President and Chief Operating Officer and in other capacities of Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003. She served as an audit manager for KPMG until joining Citizens Trust Bank in 1993. Ms. Day also serves on the board of directors of PROG Holdings, Inc., the National and Georgia Banker’s Associations and the Georgia Bankers Association and served on the board of directors of Aaron’s Holdings, Inc. from October 2011 until its spin-off of PROG Holdings, Inc. in December 2020. She is a member of the Georgia Society of CPAs and a member of the Rotary Club of Atlanta. Ms. Day received a B.S. degree from the University of Alabama.

Ms. Day brings to our Board experience as the chief executive officer of a previously publicly held company as well as expertise in general management, finance and accounting, strategic planning, and enterprise risk management. She also has experience serving on the boards of directors of several public companies. In addition, the customer base served by Citizens Bancshares Corporation is very similar to that served by the Company, giving her a great understanding of their buying habits, the products they purchase and effective marketing and communication methods.

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BOARD OF DIRECTORS

SANJEEV DHEER

Board Committees: Corporate Governance	Public Directorships: None
President and Chief Executive Officer of CENTRL, Inc. Age: 61 Director Since October 2019

Mr. Dheer has been the Founder and Chief Executive Officer of CENTRL, Inc., a privacy management and risk platform for enterprises, since September 2015. He previously served as a consultant to Apple Inc. in the payments area from July 2014 to August 2015. In November 1999, Mr. Dheer founded CashEdge, a pioneer in developing innovative payments products for banks, which was acquired by Fiserv, a global leader in fintech and payments, in 2011. He led the CashEdge business division at Fiserv from September 2011 to June 2013. In addition, Mr. Dheer served as a Principal at McKinsey & Co., where he worked from September 1992 to October 1999. Mr. Dheer received an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar, an M.A. in Computer Science from Queens College, City University of New York, an M.A. in Economics from Washington State University, and a B.A. and M.A. in History from Delhi University. He has authored over 14 patents.

Mr. Dheer brings to our Board experience as the chief executive officer of a start-up technology company, as well as expertise in client-facing digital technology, general management, management consulting and strategic planning.

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BOARD OF DIRECTORS

BEATRIZ R. PEREZ

Board Committees: Compensation	Public Directorships: W.W. Grainger, Inc. Former Public Directorships: HSBC Finance Corporation
SVP and Chief Communications, Sustainability and Strategic Partnerships Officer for The Coca-Cola Company Age: 51 Director Since May 2014

Beatriz “Bea” Perez has been the SVP and Chief Communications, Sustainability and Strategic Partnerships Officer for The Coca-Cola Company since May 2017. In this role, she leads an integrated team across public affairs and communications, sustainability and strategic partnerships to support The Coca-Cola Company’s new growth model and path to become a total beverage company. She also oversees The Coca-Cola Company’s strategic partnerships and operational efforts for The Coca-Cola Company’s Retail, Licensing and Attractions portfolio of assets. Ms. Perez has served as The Coca-Cola Company’s first Chief Sustainability Officer since 2011, where she developed and led progress against comprehensive global sustainability commitments with a focus on water stewardship and women’s economic empowerment. She previously served as Chief Marketing Officer for Coca-Cola North America. Ms. Perez began her career at The Coca-Cola Company in 1996 and held various roles in brand management and field operations before becoming Chief Marketing Officer. Ms. Perez also serves on the board of directors of W.W. Grainger, Inc. She received a B.S. degree from the University of Maryland.

Among Ms. Perez’ recognitions are membership in the American Advertising Hall of Achievement and the Sports Business Journal’s Hall of Fame. The Association of Latino Professionals for America named Ms. Perez to its 2017 “50 Most Powerful Latinas” ranking. She has been recognized as a “Conservation Trailblazer” by The Trust for the Public Land. She was on Hispanic Executive magazine’s list of “Top 10 Leaders”, and she was featured as one of the “25 Most Powerful Latinas” on CNN and in People en Español. In 2020, Ms. Perez was named to Latino Leaders Magazine’s 2020 list of “Latinos on Boards” and named to the magazine’s 2020 “Top 100 Most Influential Latinas” across all industries.

Ms. Perez brings to our Board expertise in environmental, social and governance issues and human capital management. In particular, our Board considered her significant current and past experience serving in several senior management positions at The Coca-Cola Company.

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BOARD OF DIRECTORS

D. RICHARD WILLIAMS

Board Committees: Executive (Chair)	Public Directorships: Crawford & Company Former Public Directorships: Usana Health Services, Inc.
Chairman of the Board Age: 64 Director Since October 2009

Mr. Williams has served as non-executive Chairman of the Board of Primerica since April 2015 and as Chairman from October 2009 through March 2015. He served as our Co-Chief Executive Officer from 1999 through March 2015 and has served the Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams also serves on the board of directors of Crawford & Company and the Charles Stark Draper Laboratory Inc., a not-for-profit research and development company. Mr. Williams served on the board of directors of Usana Health Sciences, Inc. from March 2016 to May 2018. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams led the Company as Co-Chief Executive Officer for 15 years and brings to our Board more than 20 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, strategic planning, and enterprise risk management.

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BOARD OF DIRECTORS

GLENN J. WILLIAMS

	Board Committees: Executive	Public Directorships: None
Chief Executive Officer Age: 61 Director Since April 2015

Mr. Williams has served as our Chief Executive Officer since April 2015. He served as the Company’s President from 2005 through March 2015. Previously, he served as Executive Vice President of Field and Product Marketing for our international operations from 2000 to 2005, as President and Chief Executive Officer of Primerica Canada from 1996 to 2000, and in roles of increasing responsibility as part of Primerica’s international expansion team in Canada from 1985 to 2000. He began his career with Primerica in 1981 as a member of the Company’s sales force and joined the home office team in 1983. Mr. Williams received his B.S. degree in Education from Baptist University of America.

Mr. Williams brings to our Board more than 30 years of experience with the Company, including time in the field as a sales representative, as well as expertise in general management, sales and marketing.

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BOARD OF DIRECTORS

BARBARA A. YASTINE

Board Committees: Compensation (Chair) Audit Executive	Public Directorships: AXIS Capital Holdings Limited Zions Bancorporation Former Public Directorships: First Data Corporation
Former Chairman, President and CEO, Ally Bank Age: 61 Director Since December 2010

Ms. Yastine served as Co-Chief Executive Officer of Lebenthal Holdings LLC, a private asset management firm, from September 2015 to June 2016. She previously served as Chair, President and Chief Executive Officer of Ally Bank from March 2012 to September 2015 and as Chair of Ally Bank and Chief Administrative Officer of Ally Financial Inc. (“Ally Financial”) from May 2010 to March 2012. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments beginning in June 2007. She served as Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citigroup and its predecessor companies. Ms. Yastine also serves on the board of directors of AXIS Capital Holdings Limited, Zions Bancorporation and the Charles Stark Draper Laboratory Inc., a not-for-profit research and development company. She served on the Board of Directors of First Data Corporation from September 2016 to July 2019. She received a B.A. in Journalism and an M.B.A. from New York University.

Ms. Yastine brings to our Board expertise in general management, enterprise risk management, finance, human capital management, strategic planning, and direct to consumer digital strategies. In particular, our Board considered her significant experience in a broad range of consumer financial services companies and her consumer facing digital experience.

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Director Qualifications

Set forth below is a chart that highlights certain skills and experiences of the director nominees, along with the reasons such expertise is desired for our Board.

Area of Expertise	Business Rationale for Expertise	John A. Addison	Joel M. Babbit	P. George Benson	C. Saxby Chambliss	Gary L. Crittenden	Cynthia N. Day	Sanjeev Dheer	Beatriz R. Perez	Glenn J. Williams	D. Richard Williams	Barbara A. Yastine
C-Suite Leadership	Ensures that directors have experience executing strategy while understanding the multitude of competing priorities	•	•	•		•	•	•	•	•	•	•
Regulated Industry	Integral to understanding the special issues facing companies in highly regulated industries	•				•	•		•	•	•	•
Financial Literacy	Provides strong oversight of the Company’s financial performance and reporting and related internal controls	•	•	•	•	•	•	•	•	•	•	•
Sales & Marketing	Key component of the Company’s business model and integral to the execution of its mission	•	•	•		•			•	•
Strategic Planning	Critical to drive the strategic direction and growth of the Company.	•	•	•		•	•	•	•	•	•	•
Technology	Integral to the execution of the Company’s mission and a key strategic enabler				•			•
ESG / Sustainability	Expertise in managing ESG/Sustainability initiatives is integral to the long-term execution of the Company’s business.		•						•
Human Capital Management	Expertise in compensation, attracting and retaining top talent, development and succession planning is integral to the Company’s long-term success. This skill also ensures compensation and benefits discourage imprudent risk taking and are aligned with stockholder interests.	•				•			•	•	•	•
Public Company Board (other than Primerica)	Provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests		•	•		•	•		•		•	•
Enterprise Risk Management	Integral to overseeing the Company’s ERM framework and understanding the inherent and residual risks facing the Company.			•		•	•				•	•
Government/ Regulatory Affairs	Integral to the Company’s ability to navigate and influence pending regulation				•				•

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BOARD OF DIRECTORS

Tenure/Age/Gender	Addison	Babbit	Benson	Chambliss	Crittenden	Day	Dheer	Perez	G. Williams	D. Williams	Yastine
Years on the Board	11	9	10	3	7	7	1	6	5	11	10
Age	63	67	74	77	67	55	61	51	61	64	61
Gender	M	M	M	M	M	F	M	F	M	M	F
Race/Ethnicity
African American/Black						•
Hispanic, Latinx or Spanish Origin								•
White/Caucasian	•	•	•	•	•				•	•	•
Asian/South Asian							•
American Indian/Native American

Board Meetings

During fiscal 2020, our Board held five meetings. Each director attended more than 81%, collectively, of the meetings of our Board and its committees on which he or she served during fiscal 2020. We expect our directors to attend each Annual Meeting of Stockholders absent extraordinary circumstances, and each director attended the 2020 Annual Meeting.

Board Committees

Our Board has four standing committees that assist it in carrying out its duties — the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. The charter of each committee is available through the Governance section of our investor relations website at https://investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., One Primerica Parkway Duluth, Georgia 30099.

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BOARD OF DIRECTORS

The following chart shows the membership of each of our Board’s standing committees as of December 31, 2020.

Name	Audit	Compensation	Corporate Governance	Executive

John A. Addison, Jr.

Joel M. Babbit (I)			✓

P. George Benson (LD) (I)	✓		Chair	✓

C. Saxby Chambliss (I)

Gary L. Crittenden (I)	Chair (F)	✓		✓

Cynthia N. Day (I)	✓ (F)		✓

Sanjeev Dheer (I)			✓

Beatriz R. Perez (I)		✓

D. Richard Williams (*)				Chair

Glenn J. Williams				✓

Barbara A. Yastine (I)	✓	Chair		✓

Number of meetings in fiscal 2020	8	6	7	1

*- Chairman of the Board

LD – Lead Director

I – Independent Director

F – Audit Committee Financial Expert

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BOARD OF DIRECTORS

The key responsibilities of each of the Board’s standing committees are described below:

Committee	Key Responsibilities

Audit Committee

•     Retains and terminates the Company’s independent registered public accounting firm and approves its services and fees

•     Assists our Board in fulfilling its responsibility to our stockholders relating to the financial reporting process and systems of internal control

•     Determines whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements

•     Oversees the Company’s internal audit and risk functions

See “Audit Matters – Audit Committee Report.”

Compensation Committee

•     Approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and employee incentive plans

•     Reviews and approves principal elements of total compensation for certain of the Company’s executive officers and approves employment agreements, as applicable

•     Reviews and recommends the compensation of non-employee directors to the full Board

•     Discusses, evaluates and reviews the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives

•      Delegates to the Chief Executive Officer and President the authority to issue equity awards to the sales force and certain employees, subject to applicable limits

See “Executive Compensation.”

Corporate Governance Committee

•     Shapes corporate governance policies and practices, including recommending to our Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines

•     Identifies individuals qualified to become Board members and recommends to our Board the director nominees to be considered for election at the next Annual Meeting of Stockholders

•     Leads our Board and all committees in their annual self-assessments of their performance and oversees third party director peer reviews

•     Oversees executive succession planning and talent development, our political action committee, and our government relations strategy

•     Oversees the Company’s social, environmental and sustainability initiatives, including diversity, equality and inclusion programs

See “Governance.”

Executive Committee

•     Exercises all powers and authority of the Board during the intervals between regularly scheduled Board meetings on time-sensitive matters or matters that do not merit the calling of a special meeting of the Board

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BOARD OF DIRECTORS

Director Compensation

The Compensation Committee is responsible for reviewing and considering any revisions to director compensation. The Compensation Committee reviews a competitive market analysis of director compensation prepared by its independent compensation consultant at least bi-annually as part of its process of evaluating and setting compensation for non-employee directors. The next such review will occur in fiscal 2021. See “Executive Compensation – Compensation Discussion and Analysis (“CD&A”) – the Compensation Setting Process – Compensation Consultant” for a discussion of the role of the Committee’s compensation consultant and its evaluation of potential conflicts of interest.

The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels. For a list of the peer companies and a description of how they were selected, see “Executive Compensation – Compensation

Discussion and Analysis (“CD&A”) – Fiscal 2020 Executive Compensation – The Compensation Setting Process – Use of a Peer Group.”

Our Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. Executive officers have no role in determining or recommending director compensation. Our Board has determined that compensation for non-employee directors should be a mix of cash and equity-based compensation, with a higher portion of compensation in the form of equity. This ensures that the interests of our non-employee directors are aligned with the interests of our stockholders. In addition, non-employee directors are subject to stock ownership guidelines. See “– Director Stock Ownership Guidelines”.

Directors who are employees of Primerica do not receive any fees or additional compensation for their service on our Board.

The Board approved the following compensation program for directors in fiscal 2020:

Board/Committee	2020 Non-Employee Director Compensation (1)
Board	Annual Cash Retainer	$90,000	Annual RSU Award (2)	$130,000
Audit	Annual Chair Cash Fee	$25,000	Annual Member Cash Fee	$10,000
Compensation	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000
Corporate Governance	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000

(1)	All cash retainers and cash fees are paid in quarterly installments.
(2)	Unless otherwise specified, the RSUs vest in four quarterly installments and delivery of the shares underlying the RSUs is made on the applicable vesting date.

In addition, the Lead Director receives an annual cash fee of $25,000 and the Chairman of the Board receives an annual cash fee of $100,000. The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

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BOARD OF DIRECTORS

Director Compensation Table

The following table shows fiscal 2020 compensation for our non-employee directors:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)		All Other Compensation (3)	Total

John A. Addison, Jr.	$90,000	$129,958		$101,236	$321,194

Joel M. Babbit	$100,000	$129,958		$1,236	$231,194

P. George Benson	$140,000	$129,958		$1,236	$271,194

C. Saxby Chambliss	$90,000	$129,958	(4)	$1,221	$221,180

Gary L. Crittenden	$125,000	$129,958	(4)	$1,236	$256,194

Cynthia N. Day	$110,000	$129,958	(4)	$1,236	$241,194

Sanjeev Dheer	$100,000	$129,958		$1,236	$231,194

Beatriz R. Perez	$100,000	$129,958	(4)	$1,236	$231,194

D. Rick Williams	$190,000	$129,958	(4)	$1,236	$321,194

Barbara A. Yastine	$111,319	$129,958		$1,236	$242,513

(1)	Includes the cash portion of the annual retainer as well as fees for Lead Director and Chairman roles and committee service.
(2)

Each non-employee director was granted 1,256 RSUs, representing the number of whole shares of our common stock (or, at the director’s election, deferred stock units) equal to $130,000 divided by $103.47 (the closing market price per share of our common stock on the NYSE on the trading day immediately preceding the grant date of May 13, 2020). At December 31, 2020, each such non-employee director had 628 unvested RSUs (or, if he or she so elected, deferred stock units). For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2020 included in the Company’s 2020 Annual Report.

(3)	Represents dividends paid on unvested equity awards and, for Mr. Addison, consulting fees. Omits perquisites and other personal benefits as these amounts did not exceed $10,000 for any director.
(4)	Elected to receive equity compensation in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”

At December 31, 2020, our non-employee directors each held 628 unvested equity awards that had been granted on May 13, 2020. As of December 31, 2020, these awards had a market value of $84,108 based on the closing price per share of our common stock on the NYSE on that date of $133.93. All RSUs and deferred stock units granted in fiscal 2020 vest in equal installments on the three-month, six-month, nine-month and twelve-month anniversary of the grant date (or, if earlier, the final tranche vests on the date of the Annual Meeting of Stockholders in the year following the year of grant).

Deferred Compensation

Our Board adopted the Nonemployee Directors’ Deferred Compensation Plan in November 2010,

under which non-employee directors may elect to defer all or a portion of their directors’ fees. At the director’s option, we convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of our common stock on the last trading day of the calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, we credit his or her deferral account with deferred stock units equal in number to the number of equity awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral

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BOARD OF DIRECTORS

of equity awards are subject to the same vesting provisions as the equity awards themselves. We also credit the deferral account with deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on equity awards are fully vested on the dividend payment date.

We pay all deferred compensation in the form of our common stock, at the director’s election, within 60 days of termination of Board service or, in the case of an installment election, within 60 days of termination of Board service and up to five anniversaries of such date.

During fiscal 2020, Messrs. Chambliss, Crittenden, and R. Williams, and Ms. Day and Ms. Perez, deferred director compensation into the Nonemployee Directors’ Deferred Compensation Plan.

Director Stock Ownership Guidelines

Our non-employee directors are required to own shares with a value at least equal to five times their annual cash retainer. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the director (or by immediate family members) and unvested RSUs and deferred stock units. The participants have five years from the date of their initial election to our Board to achieve the targeted level of stock ownership. The stock ownership of each of our non-employee directors exceeds the required ownership guidelines.

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EXECUTIVE COMPENSATION

Compensation Committee Message

To Our Fellow Stockholders,

Your Board of Directors is very proud of the Company’s performance during the extraordinary circumstances of 2020, and we are impressed with the resilience and adaptability of our clients, sales representatives, employees and leadership team.

The Company exceeded the targets set at the beginning of the year for the short-term incentive plan with respect to operating revenues, net operating income and return on average equity (ROAE). While the total number of licensed insurance sales representatives exceeded the target, the adjusted number used for incentive compensation purposes fell modestly short. (This adjustment is discussed below and on page 51.) All in, this performance earned our executives and officers* a short-term incentive corporate performance payout of 110.3%.

No adjustments were made to the performance targets set at the beginning of 2020, nor were there any adjustments or overrides to corporate performance targets or payouts for our executives or officers. While the pandemic certainly brought challenges, the Board of Directors determined that Primerica was neither significantly disadvantaged nor significantly advantaged and that our compensation plans would suitably address the year’s results.

Total stockholder return for 2020 was 3.9%, which compares to (0.4)% for the S&P 500 Insurance Index and 13.7% for the S&P Mid-Cap 400 Index. Broadly speaking, it was a difficult year for many insurers because of the very low interest rate environment and the resulting reductions in net investment income. While Primerica also felt the negative effect of lower interest rates, the Company’s results were more impacted by the $33 million in COVID-related death claims. However, both of these negative business impacts were more than offset by stronger sales and persistency.

Given the financial health of the Company throughout the year, Primerica also raised its dividend by 17.6%, the 14th increase in 10 years, and repurchased $231.4 million of our common stock.

Short-Term Incentives

In the Compensation Committee’s messages in the Company’s 2019 and 2020 proxy statements, we discussed in detail the design of the short-term incentive plan, which uses solely corporate performance metrics for our named executive officers and a blend of the corporate performance metrics and individual performance for other officers.

The plan is designed for payouts to rise or fall with the Company’s financial and production results, as represented by the corporate performance metrics. While not completely correlated with stock price in the short run, we believe that economic value creation will drive stock performance over the long term.

As described on page 51, we did make a downward adjustment in the number of licensed life insurance agents at year-end 2020, which is one of four corporate performance metrics used in the short-term incentive plan. In 2020, many states temporarily liberalized certain licensing requirements in response to their inability to continue their traditional in-person testing as a result of the COVID-19 pandemic. At December 31, 2020, our sales force included approximately 6,100 agents licensed under these modifications. The Compensation Committee determined it was appropriate to make a downward adjustment of approximately 4,200 to the total sales force size used for incentive compensation purposes to reflect the expectation that many of these agents will never get permanent licenses.

The Compensation Committee has regularly discussed the merits of using a relative total stockholder return metric (TSR). We have decided against relative TSR for two reasons: (1) there is no peer group of companies with

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EXECUTIVE COMPENSATION

reasonably similar business mix, which is why our peer group (as presented on page 58) is an amalgam of companies with varying business focus, go-to-market strategies and size; and (2) creating an index of these peer group companies would require a significant degree of mathematical manipulation, which would undermine the goal of a straightforward yardstick.

We assess the metrics we use regularly and will continue to do so. For now, we believe we have chosen the metrics that best reflect the health of our business.

Long-Term Incentives

Each of our named executive officers also receives long-term incentives in the form of annual equity awards of restricted stock units (RSUs) and performance stock units (PSUs), each constituting 50% of the total. The RSUs are time-vested ratably over three years, while the PSUs have a three-year cliff vest tied to performance. Beginning with the 2020 grant, there are two equally-weighted metrics used to measure performance for the PSUs: ROAE and Average Annual Earnings Per Share (EPS) Growth. Previously, beginning with the introduction of PSUs in 2016, ROAE was the single performance metric used.

The ultimate payout value of both RSUs and PSUs is heavily dependent on stock price and, therefore, highly aligned with total stockholder return.

The performance period for the February 2018 PSU awards to our named executive officers ended on December 31, 2020 and the awards were paid out on March 1, 2021. The number of shares of our common stock ultimately delivered represented 109.9% of the number of originally granted shares, as actual ROAE during the 2018-2020 performance period of 23.7% exceeded the original target ROAE of 22.8%. In addition, the total economic payout of the 2018 PSUs benefited meaningfully from the increase in our stock price from $100.55 on February 23, 2018 (the trading day immediately preceding the grant date) to $133.93 on December 31, 2020. Thus, the total payout of the 2018 awards was 46.4% higher than the original grant value. This compares to a return of 36.3% realized by stockholders over the same period (including the reinvestment of dividends).

We hope our fellow stockholders join us in congratulating and thanking our named executive officers for their leadership in 2020. While we believe our executive compensation plans are producing the desired results, we always welcome input from our fellow stockholders.

COMPENSATION COMMITTEE:

*The short-term incentive plan for officers also includes assistant vice presidents.

The subsections within this Executive Compensation section are intended to be read together, and each section provides information not included in the others. For background information on the Compensation Committee and its responsibilities, see “Board of Directors — Board Committees — Compensation Committee.”

In this Executive Compensation section, the terms “we,” “our,” and “us” refer to management, the Company and, as applicable, the Compensation Committee.

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Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

Our named executive officers during fiscal 2020 were:

Name	Title	Years in Current Role	Company Tenure
Glenn J. Williams	Chief Executive Officer	6 years	40 years
Peter W. Schneider	President	6 years	20 years
Alison S. Rand	Executive Vice President and Chief Financial Officer	21 years	25 years
Gregory C. Pitts	Executive Vice President and Chief Operating Officer	12 years	35 years

Messrs. G. Williams, Schneider and Pitts and Ms. Rand are collectively referred to as the “Executive Team,” a management committee that consists of our four highest ranking executives. These individuals constituted all of the Company’s executive officers during fiscal 2020 and, as a result, a fifth executive is not listed.

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EXECUTIVE COMPENSATION

Timeline of Executive Compensation Process

Our executive compensation process begins in the fall, with preparations for the next compensation season. Following the conclusion of our fiscal year at the end of December, the Compensation Committee reviews proposed payouts under previously-established compensation programs in January and finalizes such payouts in February. Some of these compensation awards are based on results for the fiscal year just ended and some of them are tied to multi-year performance periods. In February, the Compensation Committee also reviews and establishes compensation programs for the new fiscal year or for the commencement of new multi-year performance periods.

Compensation Program Changes

In February 2020, the Compensation Committee added average EPS growth as a second metric to the PSU plan for the 2020 to 2022 performance period. See “ — Compensation Elements: Performance-Based Awards.

In February 2021, the Compensation Committee granted PSUs to our named executive officers for the 2021-2023 performance period. While the PSUs continue to be tied to ROAE and average EPS growth, the Compensation Committee narrowed the performance range for ROAE to 90% to 110% of target and expanded the performance range for average EPS growth to 70% to 130% of target. The Company has significantly increased its ROAE since PSUs were first awarded in 2017 and, as a result, the ability to outperform ROAE targets has been greatly diminished. Narrowing the relevant performance range or ROAE makes incremental progress more relevant. On the other hand, the EPS growth metric is sensitive to not only net operating income but also the number and timing of share repurchases. Expanding the EPS performance range lessens the impact of these sensitivities. Taken together, the Compensation Committee believes these changes to the performance ranges help to better balance the impacts of the two metrics.

In addition, the Compensation Committee increased the short-term incentive targets for the 2021 performance year for our President, Chief Financial Officer and Chief Operating Officer by $150,000, $100,000 and $100,000, respectively.

The following table sets forth the short-term and long-term incentive award targets or fixed award values for fiscal 2020 and fiscal 2019:

Name	2020 Short- Term Target	2019 Short- Term Target	2020 Long-Term Fixed Incentive Compensation (1)	2019 Long-Term Fixed Incentive Compensation (2)

Glenn J. Williams	$1,500,000	$1,500,000	$2,750,000	$2,750,000

Peter W. Schneider	$850,000	$850,000	$1,500,000	$1,500,000

Alison S. Rand	$500,000	$500,000	$1,000,000	$1,000,000

Gregory C. Pitts	$500,000	$500,000	$1,000,000	$1,000,000

(1)	Fixed value set in February 2020 and awarded in February 2021.
(2)	Fixed value set in February 2019 and awarded in February 2020.

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Total Stockholder Return

As shown in the tables below, the Company has delivered positive return to stockholders and has consistently paid stockholder dividends and repurchased shares of our common stock. In 2020, over $295 million was returned in the form of dividends and share repurchases.

The following graph compares the performance of our common stock to the S&P MidCap 400 Index and the S&P 500 Insurance Index by assuming $100 was invested in each investment option as of December 31, 2015. The S&P MidCap 400 Index measures the performance of the United States middle-market capitalization equities sector. The S&P 500 Insurance Index is a capitalization-weighted index of domestic equities of insurance companies traded on the NYSE and NASDAQ. Our common stock is included in the S&P MidCap 400 index.

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EXECUTIVE COMPENSATION

Fiscal 2020 Operating and Financial Results (1)

During fiscal 2020, the Company’s operating results were marked by strong performance. The following table illustrates the Company’s performance in fiscal 2020 relative to its performance in fiscal 2019.

	Fiscal 2020	Fiscal 2019	Change

Operating Revenues (1)	$2,224.5	$2,042.2	8.9%

Net Operating Income (1)	$391.6	$358.4	9.3%

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE) (1)	24.7%	23.5%	*

Diluted Adjusted Operating Income Per Share (1)	$9.70	$8.43	15.1	%(2)

Size of Life-Licensed Sales Force at Fiscal Year End	134,907 (3)	130,522	3.4%

Market Price Per Share at Fiscal Year End	$133.93	$130.56	2.6%

Total Stockholder Return	3.9%	35.1%

*	Not applicable
(1)

Includes financial results that were not prepared in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to GAAP results.

(2)	Percentage change is calculated prior to rounding per share amounts.
(3)

Includes approximately 3,600 temporary licenses that were issued in response to the COVID-19 pandemic and approximately 2,500 licenses that were extended due to the COVID-19 pandemic. See “— Adjustments to Compensation Targets” for a description of the downward adjustment applied to this metric for incentive compensation purposes.

Fiscal 2020 Executive Compensation

The total compensation paid to our named executive officers for fiscal 2020, as set forth under “— Compensation Tables – Summary Compensation Table”, is shown below. The Compensation Committee believes that historical compensation trends demonstrate its focus on the alignment of pay and performance. The Chief Executive Officer’s 2020 total compensation was virtually unchanged compared to his 2019 total compensation.

Name	Title	Total Fiscal 2020 Compensation

Glenn J. Williams	Chief Executive Officer	$5,279,867

Peter W. Schneider	President	$3,058,303

Alison S. Rand	Executive Vice President and Chief Financial Officer	$2,109,348

Gregory C. Pitts	Executive Vice President and Chief Operating Officer	$2,105,648

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Executive Compensation Practices

The chart below indicates certain highlights of our executive compensation program:

We Do	We Do Not

✓ Base a majority of total compensation on performance

✓ Set annual corporate performance targets based on objective performance measures

✓ Vest equity awards over time to promote retention

✓ Vest certain equity awards only upon the achievement of objective performance measures

✓ Require Executive Team members and non-employee directors to hold our common stock through published stock ownership guidelines

✓ Provide only double trigger change-of-control equity acceleration to executives who have change-of-control provisions

✓ Prohibit pledging of our common stock

✓ Make equity awards broadly throughout the organization, including on a performance basis to members of our independent contractor sales force

✓ Mitigate potential dilutive effect of equity awards through a corporate share repurchase program

Ò  Permit hedging transactions or short sales by employees, officers or directors

Ò  Provide significant perquisites

Ò  Provide tax gross-ups for perquisites

Ò  Offer a pension or supplemental executive retirement plan (SERP)

Ò  Provide single trigger payments upon change-of-control

Ò  Provide excise tax gross-ups upon change-of-control

Pay-for-Performance

The Compensation Committee structured our 2020 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of both short-term and long-term corporate performance as well as meeting strategic objectives. More than half of the compensation paid to members of our Executive Team is in the form of long-term incentive equity compensation.

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EXECUTIVE COMPENSATION

The pie charts below reflect the mix of salary, target short-term bonus, RSUs and PSUs (based on the fixed award value) as a percentage of total compensation for fiscal 2020 for our Chief Executive Officer and other Executive Team members (based on their aggregate compensation).

Corporate Strategy

The Company is a leading provider of financial products to middle-income households in the United States and Canada with 134,907 licensed sales representatives as of December 31, 2020 (including temporary and extended licenses as a result of the COVID-19 pandemic). These independent licensed representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured over 5.5 million lives and had approximately 2.6 million client investment accounts at December 31, 2020. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and tools to gain financial independence. We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the sales force to meet such client needs, which will drive long-term value for all of our stakeholders. Our strategy is organized across four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Providing offerings that enhance our ISP business; and

•	Developing digital capabilities to deepen our client relationships.

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Short-Term Corporate Performance Objectives

For purposes of short-term incentive compensation, corporate performance for fiscal 2020 was measured based on four separate objectives, which were derived from the

Company’s 2020 business plan and corporate strategy. The following table describes the performance metrics and links each metric to the relevant components of the Company’s strategy.

Strategic Objectives
Corporate Objective	Rationale	Maximize Sales Force Growth, Leadership and Productivity	Broaden and Strengthen our Protection Product Portfolio	Provide Offerings that Enhance our ISP Business	Develop Digital Capabilities to Deepen our Client Relationships

Operating Revenues	Reflects life and securities sales as well as the performance of our insurance in force and assets under management.	✓	✓	✓	✓

Net Operating Income	Reflects the overall success of the Company and is not impacted by management decisions on share repurchases.	✓	✓	✓	✓

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE)	Reflects net operating income performance, as well as the effectiveness of capital management strategies.	✓	✓	✓	✓

Size of Life-Licensed Sales Force at Fiscal Year End	Represents recruiting, licensing efficiency, turnover rates and long-term sustainability.	✓

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EXECUTIVE COMPENSATION

The Board of Directors approves an annual business plan with financial and operational targets. The Compensation Committee typically ties the annual corporate performance targets to the metrics contained in that business plan. The 2020 corporate performance targets were set at levels that were intended to be challenging but achievable. Each of the fiscal 2020 performance objectives reflected values that exceeded actual fiscal 2019 performance.

The weighting of each objective was intended to emphasize areas on which our Compensation Committee expected the management team to focus its attention. Specifically, the size of the life-licensed sales force was given the highest weighting because the Compensation Committee believes that this metric has historically driven the success of the business and it sought to incentivize management to focus on initiatives to grow the sales force. The Compensation Committee believes that this metric, which is at the heart of the Company’s mission to help families become financially independent, reflects a “social” factor under the Company’s ESG program.

For all corporate performance metrics, payout levels at various levels of performance are:

	Threshold Performance (1)	Target Performance	Maximum Performance (2)
Payout Level	50% of Target	100%	200% of Target

(1)	Represents performance at 85% of target, or 90% for the size of the life-licensed sales force.
(2)	Represents performance at 115% of target, or 110% for the size of the life-licensed sales force.

The payout is zero for results below threshold performance and, for results between threshold and maximum levels, the actual payout factor is interpolated. The Compensation Committee intentionally narrowed the performance band for the size of the life-licensed sales force metric compared to the other metrics because it believes that performance in only the narrower band would justify an incentive payout.

The graph below shows the actual results for the fiscal 2020 corporate performance metric at 110.3% of target and shows the corporate performance and targeted goal for each metric for fiscal 2020. As described below, the size of the sales force for incentive compensation purposes was reduced to 130,670 to reflect certain temporary and extended licenses that we expect will fail to become permanent licenses. See “— Adjustments to Compensation Targets”.

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EXECUTIVE COMPENSATION

Targets for fiscal 2020 compared with fiscal 2019 targets and fiscal 2019 actual performance is shown below.

	2020 Target (dollars in millions)	2019 Target (dollars in millions)	% Change	2019 Actual (dollars in millions)	% Change

Operating Revenues	$2,191.0	$2,035.9	7.6%	$2,042.2	7.3%

Net Operating Income	$383.2	$342.0	12.0%	$358.4	6.9%

ROAE	23.6%	22.6%	4.4%	23.5%	0.4%

Life-Licensed Sales Force	133,460	135,515	-1.5%	130,522	2.3%

Adjustments to Compensation Targets

Financial measures for the short-term and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. The Compensation Committee spends considerable time determining appropriate targets for these programs and, because both the Compensation Committee and the Board of Directors believe that management is tasked with reacting appropriately to external challenges, the Compensation Committee is reluctant to change the measures of success during a performance period. As a result, the Compensation Committee does not expect to modify corporate performance targets absent extraordinary circumstances.

From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions and that would result in inappropriate executive compensation payouts if such items or events were not given special consideration. Such items or events could include items such as changes in generally accepted accounting principles, restructuring and write-off charges, and the impact of significant unplanned acquisitions or dispositions.

Under the Compensation Committee’s adjustment guidelines, the Compensation Committee may adjust the calculation of financial results for incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Compensation Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Compensation Committee believes are reflective of Company performance. In considering whether to make a particular adjustment under its guidelines, the Compensation Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices.

The size of the Company’s life-insurance licensed sales force at December 31, 2020 was 134,907. This number included 3,597 temporary licenses and 2,508 extended licenses related to certain licensing modifications made by state departments of insurance in response to the COVID-19 pandemic. Because it is unlikely that all of these temporary and extended licenses will become permanent licenses, the Compensation Committee adjusted the size of the life-licensed sales force downward for incentive compensation purposes. Management expects 90% of the 3,597 temporary licenses (or 3,237) and 40% of the 2,508 extended licenses (or 1,000) to fail to become permanent licenses and, as a result, for incentive compensation purposes the Compensation Committee adjusted the size of the life-licensed sales force downward from 134,907 to 130,670.

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Personal Performance Objectives

Each named executive officer had personal performance objectives for fiscal 2020 that were approved by our Board of Directors. The goals support the Company’s strategic objectives and include matters such as leadership development, the introduction of new products and technology initiatives, strategic projects and human capital management. For fiscal 2020, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any named executive officer.

Payout of Performance Stock Units

Payouts for the 2018-2020 PSU cycle were based on actual ROAE compared to target ROAE during that three-year period. The performance achieved against the threshold, target and maximum payouts for the 2018-2020 PSU cycle, and the resulting percentage earned by our named executive officers, are set forth below.

	Threshold	Target	Maximum	ACTUAL

Payout Factor	50%	100%	150%	109.9%

Performance Range	80% of Target	100% of Target	120% of Target

Average Operating ROAE from 2018-2020	18.2%	22.8%	27.4%	23.7%

The value of the PSU payouts reflects two factors: (i) the number of PSUs earned is based on the Company’s performance compared to the targeted ROAE; and (ii) the value of each PSU earned is based on the closing price of our common stock at the end of the performance period. In addition, dividends on the PSU awards accrue during the performance period and are paid in a lump sum following the vesting date. The table below shows the PSU awards granted in 2018 and associated payouts to each executive in terms of both units and value.

		2018-2020 Units		2018-2020 Value
Name	Title	Original Award	Units Earned	Original Award	Final Payout (1)

Glenn J. Williams	Chief Executive Officer	13,674	15,027	$1,375,000	$2,012,566

Peter W. Schneider	President	7,458	8,196	$750,000	$1,097,690

Alison S. Rand	EVP and CFO	4,972	5,464	$500,000	$731,794

Gregory C. Pitts	EVP and COO	4,475	4,918	$450,000	$658,668

(1)	The closing price of our common stock on the date of the PSU award in 2018 was $100.55. On December 31, 2020, the end of the performance period, the closing price of our common stock was $133.93.

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The chart below shows our Chief Executive Officer’s 2018-2020 PSU award from the grant date value, as adjusted by the Company’s performance against the metric set by the Compensation Committee, to realized value, which reflects the increase in the closing price of our common stock during the performance period.

Say-on-Pay

In 2017, our stockholders approved an annual Say-on-Pay vote. The Company’s most recent advisory vote on executive compensation occurred at the 2020 Annual Meeting. Approximately 97.7% of votes cast approved our executive compensation program as described in our proxy statement for the 2020 Annual Meeting, and the Compensation Committee has not taken any action in response to that Say-on-Pay vote.

Tax Implications

The ultimate goal of the Compensation Committee is to provide compensation that is in the best interests of the Company. Therefore, to maintain flexibility to compensate our executives in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy with respect to the deductibility of executive compensation or requiring that executive compensation have favorable accounting treatment to the Company.

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Compensation Program Objectives

Our executive compensation program was designed to achieve the following four primary objectives:

Compensation Program Objective	How Objective is Achieved
Motivate and reward executives when they deliver desired business results and stockholder value	Incentive compensation is tied directly to corporate performance and the achievement of strategic objectives.
Align executive and stockholder interests over the long-term	Equity-based incentive awards are tied to performance and their value increases with stock price appreciation. All named executive officers receive time-based RSUs. Fifty percent of the value of equity grants to named executive officers is awarded in the form of PSUs, which are delivered following completion of the three-year performance period only upon achievement of one or more performance goals. All members of the Executive Team are also subject to mandatory stock ownership guidelines. This further links executive performance with stockholder interests.
Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value	The ranges of performance and payout levels are structured on a pro rata basis, rather than rewarding executives in lockstep fashion as performance increases, so that management is not encouraged to take excessive risk to reach the next level of incentive compensation. In addition, there is a cap for the maximum performance at each level.
Attract and retain the very best executive talent	Executive pay is designed to be competitive and performance-based. Executives are held accountable for results and rewarded above target levels when goals are exceeded. When goals are not met, incentive compensation awards are below target levels.

Company Tenure

Most of the members of the Company’s management team have been with the Company for many years, and the tenure of the Company’s named executive officers ranges from 20 years to 40 years, with an average tenure of 30 years. The Company’s management and the Compensation Committee both believe that the long tenure of a talented executive management team has been an important element in the Company consistently achieving its production and financial goals. In addition, long tenure has enabled the Company to avoid the costs of turnover. Further, we believe that tenure is an important factor in the Company’s successful implementation of its business strategies. The Company’s distribution model is unique and understanding the nuances of a large and diverse sales force can take many years. The Company’s compensation policies are designed to promote this long tenure, which the Compensation Committee believes benefits the Company’s stockholders. At the same time, the Corporate Governance Committee oversees succession planning and talent development, and the Corporate Governance Committee receives regular updates from management to ensure that the Company is growing future leaders.

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Compensation Elements

The elements of the fiscal 2020 executive compensation program for our named executive officers are described below.

Pay Element	Base Salary	Bonus	RSUs	PSUs

Type of Performance	Short-term emphasis		Hybrid of short-term and long-term emphasis	Long-term emphasis

When Awarded	Reviewed annually	February 2021 for 2020 performance	February 2021	February 2021

How Value is Determined	N/A	• Adjusted operating revenues • Adjusted net operating income • ROAE • Life sales force	Fixed grant values were set in February 2020	Fixed grant values were set in February 2020

Performance Period	Ongoing	One year	Vest over three years	2021-2023

How Payout Determined	Compensation Committee judgment (based on a bi-annual competitive market analysis)	Based on performance vs. corporate targets	N/A	• ROAE • Average EPS Growth

When Delivered	Semi-monthly	March 2021	Annually on March 1	In March 2024 after completion of the three-year performance period

Form of Delivery	Cash		Equity	Equity

Compensation Elements: Base Salary

Base salary is a fixed amount based on an individual’s skills, responsibilities and experience. The Compensation Committee generally reviews these amounts in February of each year and intends for them to provide a competitive fixed rate of pay recognizing different levels of responsibility. The annual salaries of our named executive officers have been unchanged since 2015. See “— Fiscal 2020 Executive Compensation.”

Compensation Elements: Performance-Based Awards

Incentive awards are granted to reward executives for achieving critical corporate and strategic goals. A portion of the incentive awards are equity-based to motivate executives to create long-term stockholder value. Together, cash and equity incentive awards represent the majority of the compensation paid to our named executive officers.

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EXECUTIVE COMPENSATION

The executive compensation program is divided into a short-term cash incentive program and a long-term equity incentive program. Cash incentive targets for fiscal 2020 performance were set by the Compensation Committee in February 2020. In February 2021, the Compensation Committee determined the cash incentive award to each named executive officer based on the achievement of the Company’s previously established fiscal 2020 corporate performance objectives, with an adjustment of up to 20% (upward or downward) based on personal performance. For fiscal 2020, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any named executive officer.

The value of the long-term equity incentive award granted to each named executive officer in February 2021 was based on fixed award values that were set by the Compensation Committee in February 2020. Going forward, the Compensation Committee will instead determine a fixed award value that will be in effect until modified by the Compensation Committee at the time of grant; the award values will not be formally set one year in advance.

The long-term equity incentive award is granted 50% in the form of RSUs and 50% in the form of PSUs. The value of the PSUs will only be recognized if the Company achieves specified levels of ROAE and average EPS growth over the years 2021 through 2023, with 50% of the PSU payout tied to each metric. Upon payout of the PSUs, the participants also receive any dividends that would have been paid on the earned shares during the performance period if the shares had been outstanding.

The Compensation Committee selected ROAE as a performance metric because it incorporates both earnings performance and the effective use of capital, and management believes it is the single measure by which the Company is most assessed by major investors. The use of this metric allows our stockholders to evaluate our financial achievements relative to other organizations. We believe this metric has a significant influence on the value our stockholders place on the Company.

The Compensation Committee added average EPS growth as a second performance metric beginning in 2020 because consistent earnings growth is a meaningful factor in how investors value the Company. The Compensation Committee intends to reevaluate the performance metric(s) used for PSUs every grant year.

A visual depiction of our incentive award formula is set forth below (with the Chief Executive Officer’s short-term award for fiscal 2020 performance and long-term award granted in February 2021 in italics as an example).

SHORT-TERM

Target Cash Award $1,500,000	x	% Achievement of Corporate Performance Objectives 110.3%	=	Preliminary Cash Payout $1,654,500	X	+/- 20% adjustment for personal performance 0%	=	Final Cash Payout $1,654,500

LONG-TERM

	x	50% of award value granted in the form of RSUs	/	Closing price on date of grant	=	# of RSUs Granted
		$1,375,000		$143.04		9,612

Fixed Equity Award	x	50% of award value granted in the form of PSUs	/	Closing price on date of grant	=	# of PSUs Granted
$2,750,000		$1,375,000		$143.04		9,612

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The table below sets forth the value of the fiscal 2020 shot-term target awards, the February 2021 long-term equity awards, as well as each executive’s total target incentive award as a percentage of salary.

Name	Annual Salary	Fiscal 2020 Target Cash Award (1)	February 2021 Equity Award		Total Target Incentive Award	Total Target Incentive Award as a Percentage of Salary
Glenn J. Williams	$750,000	$1,500,000	$2,750,000	(2)	$4,250,000	566.7%
Peter W. Schneider	$550,000	$850,000	$1,500,000	(2)	$2,350,000	427.3%
Alison S. Rand	$500,000	$500,000	$1,000,000	(2)	$1,500,000	300.0%
Gregory C. Pitts	$500,000	$500,000	$1,000,000	(2)	$1,500,000	300.0%
(1)	Paid in February 2021 based on corporate performance in 2020.
(2)

Fixed award values were set in February 2020 and the awards were granted in February 2021. The award value was granted 50% in PSUs, of which between 0% and 150% will be delivered to the named executive officer after the completion of the 2021-2023 performance period.

The grant date of each stock award is the date the final award (as opposed to the fixed value of the award) is approved by the Compensation Committee and the number of equity awards to be granted is determined. We do not coordinate equity grants with the release of material information. Further, we do not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the granting of equity awards. All incentive compensation awards granted prior to April 1, 2020 were made under the Primerica, Inc. Second Amended and Restated 2010 Omnibus Incentive Plan (the “2010 Plan”), which was approved by our stockholders on May 17, 2017. That plan expired on April 1, 2020 in accordance with its terms, and all subsequent grants have been made under the Primerica, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan” and, together with the 2010 Plan, the “Incentive Plans”).

Compensation Elements: Benefits

As with other employees, our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans and a life insurance program, on the same terms as other regular employees. In addition, all regular employees, including our named executive officers, receive dividends on unvested RSUs and are entitled to a Company match of employee contributions to our 401(k) plan.

Compensation Elements: Perquisites

The Company provides only limited perquisites to our executive officers. The Compensation Committee has adopted a Director and Executive Perquisites Policy. This policy outlines the items that the Company is required to disclose as perquisites in its proxy statement, requires Compensation Committee approval of all perquisites paid to directors and senior executives and provides for pre-approval of certain categories of perquisites, including spousal travel to company events, executive physicals for senior executives, and entertainment and gifts provided during Company-sponsored events. During fiscal 2020, perquisites primarily included items that had been pre-approved by the Compensation Committee.

The Compensation Setting Process

Historical Compensation

The Compensation Committee reviews historical compensation for the named executive officers at least annually. The Compensation Committee uses this information, which sets forth the components of executive compensation over time, as a basis for understanding the history of

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our executive compensation and the potential impact of recommended changes to the elements of our executive compensation program.

Use of a Peer Group

The Compensation Committee reviews executive compensation at peer companies at least bi-annually as part of its process of evaluating and setting compensation for members of our Executive Team. The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels.

In selecting peer companies, the Compensation Committee seeks companies operating in similar industries (life insurers, insurance brokers, and wealth advisors), with a similar business model (target customer, independent sales force and profitability) and similar size (revenue and market capitalization) as well as the marketplace for certain skills needed by our executives (direct marketing). This approach reflects the uniqueness and complexity of Primerica’s product and service mix, as opposed to focusing on a more narrow view of Primerica as a traditional life insurance company, and it enables the Compensation Committee to make judgments based on the type of business in which the Company is engaged. Because of the unique nature of our business model, not all selected peer companies fit all identified criteria.

During fiscal 2019, the Compensation Committee did a comprehensive analysis of the peer group and it made a number of changes to ensure that companies in the peer group were representative of the Company’s overall business. The peer group for fiscal 2020 executive compensation is unchanged from that used in fiscal 2019.

Although used as a primary basis for developing a peer group by certain proxy advisory firms, the Compensation Committee did not consider the Global Industry Classification Standard (“GICS”) code of potential peer companies. Although the Company’s GICS code characterizes it as a life or health insurance company, the GICS code of many of the peers classifies them as diversified financial services companies. As a result, the peer group considered by the Compensation Committee may differ from the peer group considered by certain proxy advisory firms.

In fiscal 2019, the Compensation Committee completed its bi-annual peer group compensation analysis based on individual executive comparisons. The Compensation Committee considered these analyses and findings as part of its overall decision-making process regarding fiscal 2019 executive compensation. The peer group compensation analysis will next be completed during fiscal 2021.

The compensation peer group for fiscal 2020 is set forth below:

Life and Health Insurers	Insurance Brokers	Wealth Advisors	Direct Marketing
American Equity Investment Life Holding Co.	Arthur J. Gallagher & Co.(1)	Ameriprise Financial, Inc.	Nu Skin Enterprises Inc.
CNO Financial Group, Inc.(1)	Brown & Brown(1)	LPL Financial Holdings Inc.	Tupperware Brands Corporation
FBL Financial Group Inc.		Raymond James Financial, Inc.
Global Life Inc.(1)
Horace Mann Educators Corporation(1)

(1)	Added to peer group in fiscal 2019.

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Insurance Survey

The Compensation Committee annually reviews an aggregated insurance industry compensation survey that shows compensation levels for insurance companies of various sizes. The Compensation Committee uses this information as additional background data and as a general reference point for pay levels.

Compensation Consultant

The Compensation Committee’s Charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Compensation Committee believes that compensation consultants can provide important market information and perspectives that can help it establish executive and director compensation programs that best meet the objectives of our compensation policies.

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for fiscal 2020. Pearl Meyer’s responsibilities included:

•	Reviewing drafts of Compensation Committee meeting agendas, materials, and minutes, as requested;

•	Reviewing major management proposals;

•	Bringing any concerns or issues to the attention of the Compensation Committee Chair;

•	Evaluating the competitiveness of executive and director pay;

•	Preparing materials for the Compensation Committee in advance of meetings;

•	Attending Compensation Committee meetings;

•	Reviewing and commenting on compensation-related proxy disclosures;

•	Reviewing the Compensation Committee’s Charter;

•	Reviewing executive compensation tally sheets;
•	Being available to the Compensation Committee Chair for additional consultation; and

•	Undertaking special projects at the request of the Compensation Committee Chair.

Pearl Meyer does not provide services to management or the Company, but management works closely with Pearl Meyer as requested by and on behalf of the Compensation Committee. Further, the Compensation Committee has determined that the Company would not retain Pearl Meyer for any projects without the prior consideration and consent of the Compensation Committee.

In accordance with requirements of the Securities and Exchange Commission (the “SEC”), the Compensation Committee has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

•	During fiscal 2020, Pearl Meyer provided no services to, and received no fees from, the Company other than in connection with the engagement;

•

The amount of fees paid or payable by the Company to Pearl Meyer in respect of the engagement represented (or are reasonably certain to represent) less than 0.5% of Pearl Meyer’s total revenue for fiscal 2020;

•	Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between Pearl Meyer or any of the individuals on the team working with the Company, on the one hand, and any member of the Compensation Committee or any executive officer of the Company (in either case other than in respect of the engagement), on the other; and

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•	Neither Pearl Meyer nor any of the individuals on the team working with the Company owns our common stock.

Management’s Role in Setting Executive Compensation

Our Chief Executive Officer participated in setting the compensation of our other named executive officers for fiscal 2020 by providing feedback on each individual’s personal performance and making compensation recommendations to the Compensation Committee. Our named executive officers do not directly participate in determining their compensation, although they provide the Compensation Committee, and the Chief Executive Officer, as appropriate, with detailed reports on their personal achievements during the year. In making his recommendations, our Chief Executive Officer considered: (i) the individual’s performance and past contributions to the Company and the achievement of the Company’s strategic objectives; (ii) the potential future contribution of the individual to the Company; and (iii) achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be recruited by a competitor, and market compensation data. The Compensation Committee discussed these recommendations with our Chief Executive Officer and in executive session with its independent compensation consultant.

In addition, the Compensation Committee has delegated to our Chief Executive Officer and President authority to approve, within defined maximum award limits and outside of the annual equity award process, grants of equity awards to employees other than our named executive officers.

Post-Employment Compensation

The Company has no executive deferred compensation plan or defined pension plan and has no agreements that trigger payouts solely due to a change in control of the Company. The Compensation Committee has approved employment agreements with each member of our Executive Team that provide for severance and, in some cases, change of control benefits if the officer’s employment terminates upon a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason. Additional information regarding the employment agreements is found under “— Employment Agreements” below, and a quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2020 is found under “— Potential Payments and Other Benefits Upon Termination or Change of Control.”

The Compensation Committee believes that severance benefits are an important part of a competitive overall compensation arrangement for our Executive Team members and are consistent with the objective of attracting, motivating and retaining highly talented executives. The Compensation Committee also believes that such benefits will help to secure the continued employment and dedication of our Executive Team members, mitigate concern that they might have regarding their continued employment prior to or following a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Compensation Committee believes that post-employment non-disclosure, non-competition and non-solicitation covenants to which our Executive Team members have agreed in consideration for the Company providing these severance benefits are highly beneficial to the Company.

Compensation Policies

Compensation Clawbacks

The 2020 Plan provides that the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award that was granted, vested or paid based on the achievement of performance criteria would not have been granted, vested or paid

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absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. Further, it provides that the Board or a committee of the Board may adopt a forfeiture, clawback or recoupment policy that covers additional circumstances, such as actions, failures to act, events or other activities that it considers detrimental to the Company. The Compensation Committee is considering the adoption of such a policy.

Stock Ownership

Stock Ownership Guidelines

The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of our stockholders. As such, we maintain stock ownership guidelines under which our Executive Team members are required to acquire and hold our common stock in an amount representing a multiple of base salary. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the participant (or by immediate family members) as well as unvested RSUs. Until the ownership guidelines are satisfied, our Executive Team members are required to hold 75% of the net shares received under the Company’s equity-based incentive compensation program (after having shares withheld to satisfy taxes associated with the vesting of RSUs and PSUs). The Compensation Committee reviews compliance with our stock ownership guidelines at least annually.

PSUs, which represent 50% of the annual equity award to members of our Executive Team, and stock options do not count towards satisfaction of the guidelines. The Compensation Committee believes that it is general industry practice to exclude PSUs and stock options from the calculation of stock ownership for purposes of the guidelines, since their dependency on stock price and/or future performance makes their realization, and the amount that may be realized, highly uncertain. As a result, the current holdings reflected below do not represent actual interests in our common stock.

The following table sets forth the minimum stock ownership requirements and current holdings for our Executive Team members as of March 1, 2021.

	Ownership Guideline (as a multiple of base salary)	Status as of March 1, 2021
Glenn J. Williams	5.0x	18.7x
Peter W. Schneider	3.5x	10.8x
Alison S. Rand	2.5x	7.2x
Gregory C. Pitts	2.5x	7.7x

The stock ownership of each of our Executive Team members exceeds the required ownership guidelines. Our non-employee directors are also subject to stock ownership guidelines, which are described under “Board of Directors – Director Compensation – Director Stock Ownership Guidelines.”

Hedging, Pledging and Insider Trading Policy

Our insider trading policy expressly bars ownership by all employees and directors of financial instruments or participation in investment strategies that hedge the economic risk of owning our common stock. We also prohibit officers and directors from pledging Primerica securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Primerica securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. See “– Employee, Officer and Director Hedging”.

Pre-Set Trading Plans

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios. During fiscal 2020, certain of our named executive officers were parties to Rule 10b5-1 trading plans that provided for the sale of shares at certain designated prices or on certain designated

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dates. The purpose of such plans was to enable our executive officers to recognize the value of their compensation and diversify their holdings of our common stock during periods in which they would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released.

Equity Awards to Sales Representatives

The Compensation Committee has delegated to our Chief Executive Officer authority to approve, within defined maximum award limits, widespread performance-based grants to members of the sales force, who are independent contractors of the Company. The sales force awards are determined based on specific formulas that are intended to motivate performance, and factors include successful life insurance policy acquisitions and sales of investment and savings products. The following chart details all equity awards, including awards to the sales force, granted in fiscal 2020.

Number of Equity Awards	Type of Equity Award	Recipient Group
125,933	Stock Payment Awards	Sales Force
56,114	RSUs	Management Employees, Other Than Named Executive Officers
25,734	RSUs	Named Executive Officers
25,734	PSUs	Named Executive Officers
12,560(1)	RSUs (or Deferred Stock Units in lieu thereof)	Board of Directors

(1)	Excludes deferred stock units granted pursuant to dividend reinvestment.

Risks Related to Compensation Policies and Practices

The Compensation Committee has assessed our compensation programs for all employees, including our named executive officers, and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies. The following factors supported the Compensation Committee’s conclusion:

•	Oversight of programs (or components of programs) by independent committees of our Board, including the Compensation Committee;

•	Internal controls that are designed to keep our financial and operating results from being susceptible to manipulation by any employee, including our named executive officers;

•	Discretion provided to our Board and the Compensation Committee to set targets, monitor performance and determine final payouts;

•

Oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	A mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	Multiple measures in the short-term incentive plan, and multiple award types in the long-term incentive plan;

•	Incentive awards focused primarily on the use of reportable and broad-based financial metrics, with no one factor receiving an excessive weighting;

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•	Capped incentive payouts;

•	Time-based and, with respect to Executive Team members, performance-based vesting conditions with respect to equity awards;

•	Executive stock ownership requirements;

•	Clawback provisions in the 2020 Plan; and

•	The long-term ownership interests in the Company held by certain of our key executive officers.

The Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Each of Mr. Crittenden, Ms. Perez and Ms. Yastine has served as a member of the Compensation

Committee during all of fiscal 2020. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report (1)

The Compensation Committee participated in the preparation of the CD&A and reviewed and discussed successive drafts with management. Following completion of this process and based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the CD&A be included in the 2020 Annual Report and this Proxy Statement.

COMPENSATION COMMITTEE:

Barbara A. Yastine, Chair

Gary Crittenden

Beatriz R. Perez

(1)

The material in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during fiscal 2020, fiscal 2019 and fiscal 2018 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(A)	(B)	(C)	(D)	(E)		(F)	(G)		(H)		(I)		(J)
Glenn J. Williams	2020	$750,000	—	$2,749,920	(1)	—	$1,654,500	(2)	—		$125,447	(4)	$5,279,867
Chief Executive Officer	2019	$750,000	—	$2,749,876	(5)	—	$1,642,500	(6)	$5,870	(3)	$130,982		$5,279,288
	2018	$750,000	—	$2,749,942	(7)	—	$1,588,500	(8)	$3,128	(3)	$53,848		$5,145,317
Peter W. Schneider	2020	$550,000	—	$1,499,780	(1)	—	$937,550	(2)	$3,386	(3)	$67,587	(4)	$3,058,303
President	2019	$550,000	—	$1,499,888	(5)	—	$930,750	(6)	$4,176	(3)	$74,749		$3,059,563
	2018	$550,000	—	$1,499,804	(7)	—	$900,150	(8)	$3,860	(3)	$43,816		$2,997,630
Alison S. Rand	2020	$500,000	—	$999,772	(1)	—	$551,500	(2)	—		$58,076	(4)	$2,109,348
Executive Vice President and Chief Financial Officer	2019	$500,000	—	$999,843	(5)	—	$547,500	(6)	—		$56,459		$2,108,802
	2018	$500,000	—	$998,869	(7)	—	$529,500	(8)	—		$35,524		$2,064,893
Gregory C. Pitts	2020	$500,000	—	$999,772	(1)	—	$551,500	(2)	—		$54,376	(4)	$2,105,648
Executive Vice President and	2019	$500,000	—	$999,843	(5)	—	$547,500	(6)	—		$58,395		$2,105,738
Chief Operating Officer	2018	$500,000	—	$899,923	(7)	—	$529,500	(8)	—		$37,941		$1,967,364

(1)

Represents a fixed value of time-based RSUs and PSUs granted in February 2020. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, and $750,000 for each of Ms. Rand and Mr. Pitts. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2020 included in the 2020 Annual Report.

(2)	Represents incentive awards paid in cash in March 2021 for performance in fiscal 2020.
(3)

Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”). The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(4)

Perquisites and personal benefits included executive healthcare benefits, spousal travel and entertainment and gifts provided in connection with Company-sponsored agent meetings, none of which exceeded the greater of $25,000 or 10% of the total. All Other Compensation also includes dividends paid on unvested equity awards and PSUs awards at delivery and the Company’s 401(k) plan matching contribution for fiscal 2020 as set forth below.

Name	Dividends on Unvested Equity Awards	Dividends on PSU Awards at Delivery	401(k) Match
Glenn J. Williams	$38,440	$69,093	$14,250
Peter W. Schneider	$20,676	$28,893	$14,250
Alison S. Rand	$13,997	$25,125	$14,250
Gregory C. Pitts	$13,563	$22,611	$14,250

(5)

Represents a fixed value of time-based RSUs and PSUs granted in February 2019. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, and $750,000 for each of Ms. Rand and Mr. Pitts. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2019 included in the Company’s Annual Report on Form 10-K for fiscal 2019.

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(6)

Represents incentive awards paid in cash in March 2020 for performance in fiscal 2019. For Mr. Williams, reflects the amount approved by the Compensation Committee; Mr. Williams waived $500,000 of short-term incentive bonus to fund a senior field leader incentive program.

(7)

Represents a fixed value of time-based RSUs and PSUs granted in February 2018. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, $750,000 for Ms. Rand and $675,000 for Mr. Pitts. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see Note 1 to the Company’s audited financial statements for fiscal 2018 included in the Company’s Annual Report on Form 10-K for fiscal 2018.

(8)

Represents incentive awards paid in cash in March 2019 for performance in fiscal 2018. For Mr. Williams, reflects the amount approved by the Compensation Committee; Mr. Williams waived $500,000 of short-term incentive bonus to fund a new senior field leader incentive program.

Salary (Column C)

Reflects base salary earned by our named executive officers.

Bonus (Column D)

Primerica has not awarded any non-incentive compensation (other than salary) to our named executive officers.

Stock Awards (Column E)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP, which is consistent with the value that the Compensation Committee considered when they determined the size of the awards except for minor discrepancies due to the inability to issue a fractional stock award. The ultimate value of the award will depend on the price of our common stock on the date that the award vests. Details about fiscal 2020 awards are included in the “Fiscal 2020 Grant of Plan-Based Awards Table.” Time-based RSUs are generally scheduled to vest ratably over three years.

Option Awards (Column F)

The Compensation Committee last granted stock option awards in February 2016.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the Incentive Plans based on corporate and personal performance during fiscal 2020, fiscal 2019 and fiscal 2018 and approved by the Compensation Committee in February 2021, February 2020 and February 2019, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts represent the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and the Travelers Nonqualified Plan, which the executives participated in prior to our initial public offering in April 2010 (the “IPO”). These benefits are all provided under Citigroup plans; Primerica does not have a pension plan or a deferred compensation plan.

All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites, personal benefits and compensation that is not otherwise reflected in the table.

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Fiscal 2020 Grants of Plan-Based Awards Table

The following table provides information about each grant of plan-based awards made to our named executive officers during fiscal 2020. Each of the incentive awards was granted under, and is subject to the terms of, the Incentive Plans. Awards granted under the Incentive Plans are transferable only to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death. For a description of the material terms of the awards, see “– Compensation Discussion and Analysis (“CD&A”) – Fiscal 2020 Executive Compensation.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Glenn J. Williams
• Short-Term Incentive Plan	(4)	N/A	$1,500,000	$3,000,000
• PSUs	2/26/20				5,662	11,324	16,986		$1,374,960
• Time-Based RSUs	2/26/20							11,324	$1,374,960
Peter W. Schneider
• Short-Term Incentive Plan	(4)	N/A	$850,000	$1,700,000
• PSUs	2/26/20				3,088	6,176	9,264		$749,890
• Time-Based RSUs	2/26/20							6,176	$749,890
Alison S. Rand
• Short-Term Incentive Plan	(4)	N/A	$500,000	$1,000,000
• PSUs	2/26/20				2,058	4,117	6,175		$499,886
• Time-Based RSUs	2/26/20							4,117	$499,886
Gregory C. Pitts
• Short-Term Incentive Plan	(4)	N/A	$500,000	$1,000,000
• PSUs	2/26/20				2,058	4,117	6,175		$499,886
• Time-Based RSUs	2/26/20							4,117	$499,886

(1)	Represents cash incentive award amounts for each named executive officer for performance in fiscal 2020 that were paid in March 2021.
(2)	Represents PSUs that will be paid out in 2023 based on the Company’s ROAE and EPS growth for the performance period of 2020 through 2022.
(3)	Represents time-based RSUs granted under the incentive compensation plan in February 2020.
(4)	The annual cash incentive compensation earned for fiscal 2020 performance was approved by the Compensation Committee in February 2021 and paid in March 2021.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual incentive compensation amounts that could have been earned during fiscal 2020 based upon the achievement of performance goals. The target and maximum levels for our named executive officers are set annually by the Compensation Committee, and no cash incentive award is paid if threshold levels of corporate performance are not met. The annual cash incentive compensation earned for fiscal 2020 by our named executive officers was approved by the Compensation Committee in February 2021 and paid in March 2021. These amounts are reflected in column (G) of the “Summary Compensation Table.”

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Estimated Future Payouts Under Equity Incentive Plan Awards (Columns F, G and H)

These amounts reflect the PSUs that were granted in February 2020. Shares of our common stock underlying those awards will be delivered in March 2023 only if pre-established performance goals are satisfied over the three-year performance period of 2020 through 2022. The number of shares of our common stock ultimately delivered will range from 0% to 150% of the number of PSUs, depending on performance.

All Other Stock Awards (Column I)

This column represents time-based RSUs granted in February 2020. The restrictions on these RSUs lapse in equal installments on March 1 of each of the subsequent three years. Further, the restrictions on the RSUs lapse automatically upon the death of the grantee and upon the retirement of any employee so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. Upon disability of the grantee, the RSU continues to vest for 12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of RSUs do not have the right to vote or dispose of their RSUs, but the awards do receive dividend equivalents.

Grant Date Fair Value of Stock Awards (Column J)

The grant date fair value of RSUs and PSUs in this table is equal to the number of time-based RSUs and performance-based PSUs awarded multiplied by the closing price of our common stock on the trading day immediately preceding the grant date.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards outstanding as of December 31, 2020 based on the closing price of our common stock on that date of $133.93 per share.

		Option Awards				Stock Awards
									Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
Glenn J. Williams	02/24/16	16,715	—	$41.88	2/24/2026	—		—	—		—
	02/26/18	—	—	—	—	4,558	(1)	$610,453	15,027	(4)	$2,012,566	(7)
	02/26/19	—	—	—	—	7,476	(2)	$1,001,261	11,213	(5)	$1,501,757	(7)
	02/26/20	—	—	—	—	11,324	(3)	$1,516,623	11,324	(6)	$1,516,623	(7)

						23,358		$3,128,337	3,7564		$5,030,946
Peter W. Schneider	02/24/16	15,222	—	$41.88	2/24/2026	—		—	—		—
	02/26/18	—	—	—	—	2,486	(1)	$332,950	8,196	(4)	$1,097,690	(7)
	02/26/19	—	—	—	—	4,078	(2)	$546,167	6,116	(5)	$819,116	(7)
	02/26/20	—	—	—	—	6,176	(3)	$827,152	6,176	(6)	$827,152	(7)

						12,740		$1,706,269	20,488		$2,743,958
Alison S. Rand	02/11/14	3,348	—	$41.20	2/11/2024	—		—	—		—
	02/23/15	5,732	—	$53.50	2/23/2025	—		—	—		—
	02/24/16	12,571	—	$41.88	2/24/2026	—		—	—		—
	02/26/18	—	—	—	—	1,658	(1)	$222,056	5,464	(4)	$731,794	(7)
	02/26/19	—	—	—	—	2,718	(2)	$364,022	4,077	(5)	$546,033	(7)
	02/26/20	—	—	—	—	4,117	(3)	$551,390	4,117	(6)	$551,390	(7)

						8,493		$1,137,468	13,658		$1,829,217
Gregory C. Pitts	02/23/15	8,598	—	$53.50	2/23/2025	—		—	—		—
	02/24/16	7,736	—	$41.88	2/24/2026	—		—	—		—
	02/26/18	—	—	—	—	1,492	(1)	$199,824	4,918	(4)	$658,668	(7)
	02/26/19	—	—	—	—	2,718	(2)	$364,022	4,077	(5)	$546,033	(7)
	02/26/20	—	—	—	—	4,117	(3)	$551,390	4,117	(6)	$551,390	(7)

						8,327		$1,115,236	13,112		$1,756,091	(7)

(1)	Scheduled to vest on March 1, 2021.
(2)

RSUs are scheduled to vest in equal installments on March 1, 2021, and March 1, 2022, and automatically vest on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

(3)

RSUs are scheduled to vest in equal annual installments on March 1, 2021, March 1, 2022 and March 1, 2023, and automatically vest on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

(4)

Represents PSUs that vested on March 1, 2021 following completion of the three-year performance period of January 1, 2018 through December 31, 2020. The number of shares of our common stock earned were equal to 109.9% of the number of PSUs granted in 2018.

(5)

Represents PSUs that vest on March 1, 2022 following completion of the three-year performance period of January 1, 2019 through December 31, 2021. The number of shares of our common stock earned will be between 0% and 150% of the number of PSUs awarded.

(6)

Represents PSUs that vest on March 1, 2023 following completion of the three-year performance period of January 1, 2020 through December 31, 2022. The number of shares of our common stock earned will be between 0% and 150% of the number of PSUs awarded.

(7)	Reflects that PSUs granted in 2018 were earned at 109.9% and assumes that all other outstanding PSUs are earned at target performance.

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Fiscal 2020 Option Exercises and Stock Vested Table

This table shows options that were exercised during fiscal 2020 as well as RSUs held by our named executive officers for which restrictions lapsed during fiscal 2020. The dollar values shown in this table reflect the value realized on the vesting date, which differ from the grant date fair value disclosed elsewhere in this Proxy Statement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Glenn J. Williams	—	—	33,509	$3,730,892
Peter W. Schneider	—	—	15,068	$1,677,671
Alison S. Rand	—	—	12,185	$1,356,678
Gregory C. Pitts	—	—	11,103	$1,236,208

(1)

Represents the number of options exercised multiplied by the difference between the market price of the underlying securities at exercise and the option exercise price. Includes shares that were withheld for the payment of the exercise price and/or the payment of taxes due upon the exercise of the stock options.

(2)

Represents RSUs and PSUs delivered in 2020, which consists of one-third of the RSU awards granted in each of 2017, 2018 and 2019, and the delivery of the 2017 PSU award at 114.2% of target. Includes shares that were withheld for the payment of taxes due upon the vesting of the awards.

(3)	Represents the number of shares of our common stock delivered on March 1, 2020 multiplied by the closing stock price of our common stock of $111.34 on the trading day prior to such date.

Pension Plan Table

The following table sets forth information for Mr. Schneider, the only named executive officer who participated in a pension plan in fiscal 2020 that provides for payments or other benefits at, following, or in connection with retirement. Because these benefits are provided under Citigroup plans, Citigroup has provided the plan descriptions. Primerica does not have a pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Peter W. Schneider	The Citigroup Pension Plan	7.50	$97,997	$—
	Travelers Nonqualified Plan	1.50	$14,496	$—

(1)

The material assumptions used in determining the present value of the plan benefits are (i) a discount rate of 2.45% for The Citigroup Pension Plan and 2.35% for the Travelers Nonqualified Plan, and (ii) an interest credit rate on cash balance plan benefits of 1.45%.

The Citigroup Pension Plan

The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees of Citigroup, including Primerica’s employees through April 7, 2010, the closing date of the IPO. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including our named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal

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Revenue Service). Employees became eligible to participate in The Citigroup Pension Plan after one year of service and benefits generally vested after three years of service. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year, but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock or stock options under The Citigroup Capital Accumulation Plan, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

The normal form of benefit under The Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for unmarried participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is 65 years old. All optional forms of benefit under this formula available to our named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

The Travelers Retirement Benefits Equalization Plan

The Travelers Nonqualified Plan, a nonqualified retirement plan, provides retirement benefits using the applicable Citigroup Pension Plan formula, but based on The Citigroup Pension Plan’s definition of compensation in excess of the Internal Revenue Code of 1986’s (the “Code”) qualified plan compensation limit ($170,000 for 2001), or benefits in excess of the Code’s qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers Nonqualified Plan was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including our named executive officers).

All other terms of the Travelers Nonqualified Plan are the same as under The Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under the Travelers Nonqualified Plan and their equivalent values are the same as those under The Citigroup Pension Plan.

Potential Payments and Other Benefits Upon Termination or Change of Control

As required by the rules of the SEC, this section describes payments that would have been made under employment agreements with our named executive officers as of December 31, 2020. These employment agreements included change-of-control provisions that were designed to provide protection to the executives so they are not distracted by their personal, professional and financial situations at a time when Primerica needs them to remain focused on their responsibilities, which is in Primerica’s best interests and those of all its stockholders. These agreements provided for a “double-trigger” payout only in the event of both: (i) a change in control; and (ii) the named executive officer is either terminated from his or her position other than for cause or terminates his or her employment for good reason within a limited period of time before or after the transaction.

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Potential payments to our named executive officers in the event of a change of control are reported below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. Further, the table does not reflect amounts that would vest upon the departure of a named executive officer who is retirement eligible at such time. The amounts shown in the table are the amounts that could be payable under plans and arrangements in place as of December 31, 2020 if the named executive officer’s employment had terminated as of that date. The table below does not include amounts to which our named executive officers would already be entitled that are described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions of “cause,” “good reason” and “change of control” that were included in the agreements as of December 31, 2020 follow the table.

A =	Severance arrangement for termination without cause or for good reason
B =	Termination for cause
C =	Voluntary termination
D =	Termination without cause after a change of control
E =	Death or disability

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Potential Payments and Benefits

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross-Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
Glenn J. Williams	A	$4,500,000	(5)	$1,654,500	—	$6,154,500	$8,159,283	$27,482
	B	—		—	—	—	—	—
	C	—		$1,654,500	—	$1,654,500	—	—
	D	$4,500,000	(5)	$1,654,500	—	$6,154,500	$8,159,283	$27,482
	E	—		$1,654,500	—	$1,654,500	$8,159,283	$27,482
Peter W. Schneider	A	$1,400,000	(6)	$937,550	—	$2,337,550	$4,450,227	$29,935
	B	—		—	—	—	—	—
	C	—		$937,550	—	$937,550	—	—
	D	$2,100,000	(7)	$937,550	—	$3,037,550	$4,450,227	$29,935
	E	—		$937,550	—	$937,550	$4,450,227	$29,935
Alison S. Rand	A	$1,000,000	(6)	$551,500	—	$1,551,500	$2,966,685	$27,120
	B	—		—	—	—	—	—
	C	—		$551,500	—	$551,500	—	—
	D	$1,500,000	(7)	$551,500	—	$2,051,500	$2,966,685	$27,120
	E	—		$551,500	—	$551,500	$2,966,685	$27,120
Gregory C. Pitts	A	$1,000,000	(6)	$551,500	—	$1,551,500	$2,871,327	$26,935
	B	—		—	—	—	—	—
	C	—		$551,500	—	$551,500	—	—
	D	$1,500,000	(7)	$551,500	—	$2,051,500	$2,871,327	$26,935
	E	—		$551,500	—	$551,500	$2,871,327	$26,935

(1)

Our named executive officers are entitled to a pro rata share of the current fiscal year incentive awards in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2020 and reflect cash incentive compensation earned for fiscal 2020 performance.

(2)	No named executive officer is entitled to an excise tax gross-up payment under Section 4999 of the Code.
(3)

Reflects the aggregate value of outstanding RSUs and PSUs. With respect to RSUs, the value is equal to the closing price of our common stock on December 31, 2020, multiplied by the number of outstanding RSUs. With respect to PSUs, the value is equal to the number of PSUs granted, except that PSUs for the 2018-2020 performance period reflect the number of PSUs that will vest on March 1, 2021, in each case multiplied by the closing price of our common stock on December 31, 2020. On December 31, 2020, the closing price of our common stock on the NYSE was $133.93 per share. Upon termination without cause due to death or disability, or upon for good reason, the equity awards automatically vest in accordance with their terms. These values disregard the automatic vesting of awards upon the retirement of an eligible employee. PSUs vest at target in connection with a termination following a change in control or, or due to death or disability, and they are paid based on the actual earned amount at the end of the performance period in the event of termination without cause or for good reason.

(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)	Cash severance is equal to 200% of the sum of current annual base salary and target bonus.
(6)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.

A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each Executive Team member under the employment agreements is an understanding of the definitions of “cause,” “good reason” and “change of control” that are used in those agreements.

Cause means: (i) the executive’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the executive’s habitual substance abuse; (iii) the executive’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the executive’s position or to follow the legal direction of our Board following written notice from our Board specifying such failure;

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(iv) the executive’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the executive’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the executive of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of “cause,” no act or failure to act by the executive shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the executive’s action or omission was in the best interests of the Company.

Good Reason means: in the absence of the executive’s written consent, (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities, provided that a change in the executive’s reporting relationship shall not constitute “good reason”; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Change of Control means: (i) any person is or becomes a beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from the Company); (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company; (iii) individuals who constitute our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50% of the combined voting power of the Company or other entity resulting from such transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. The stated purpose of the disclosure is to provide a measure of the equitability of pay within the organization. The Company’s principal executive officer is Mr. G. Williams, our Chief Executive Officer.

In determining the median employee, a listing was prepared of all employees as of December 1, 2020. The list of 2,864 employees included 590 employees who are characterized as “hours worked only employees”, most of whom teach insurance licensing classes, and excluded 32 of such employees with zero earnings in fiscal 2020. It excluded individuals who are affiliated with the Company solely as independent contractors. For simplicity, the median employee was identified based on

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earnings reflected on Internal Revenue Service Form W-2 and Canada Revenue Agency Form T4. We annualized wages and salaries for those employees that were not employed for the full year of 2020 and applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency. The median amount was represented by an employee who works as an analyst in the information technology group at the Company’s home office in Duluth, Georgia. The annual total compensation for fiscal year 2020 for our Chief Executive Officer was $5,279,867 and for the median employee was $51,622. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal 2020 is estimated to be 102 to 1.

The Company believes that the pay ratio set forth above is a reasonable estimate that has been calculated in a manner consistent with the SEC’s rules. The SEC allows for multiple approaches and permits companies to rely on a number of assumptions in calculating its pay ratio. Therefore, our method of calculating pay ratio will differ from that used by other companies and investors should not consider pay ratio in isolation or as a substitute for analysis of the Company’s executive compensation program. Further, our Compensation Committee does not consider pay ratio in its development of the Company’s executive compensation program and does not use it in its determination of our CEO’s compensation.

Employee, Officer and Director Hedging

Employees, officers and members of the Board of the Company and its subsidiaries, and their related persons (as defined in the Company’s Insider Trading Policy) and any designees of such persons, are prohibited from purchasing, selling or trading in financial instruments (including options, warrants, puts and calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, employees, officers and members of the Board, and their related persons and any designees of such persons, may not sell the Company’s securities “short”, pledge the Company’s securities or hold the Company’s securities in margin accounts.

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Employment Agreements

Each of our Executive Team members is a party to an employment agreement, the terms of which are described below.

Item	Chief Executive Officer	Other Executive Team Members
Term of Employment Agreements	Three-year term, expired on April 1, 2018 followed by annual auto-renewals	Three-year term, expired on January 5, 2018 followed by annual auto-renewals
Annual Base Salary	Subject to annual review and may be increased but not decreased as a result of such review	Subject to annual review and may be increased or decreased as a result of such review
Target Cash Incentive Award	200% of annual base salary for 2015 and unspecified for future years	Specified annually by the Compensation Committee
Severance Benefits for Termination Without Cause or by the Executive for Good Reason	200% of the sum of annual base salary and target bonus	100% of the sum of annual base salary and target bonus
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following Contract Non-Renewal	200% of the sum of annual base salary and target bonus if terminated within two years of contract non-renewal	100% of the sum of annual base salary and target bonus if terminated within one year of contract non-renewal
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following a Change of Control	No separate change-of-control provision	150% of the sum of annual base salary and target bonus
Non-Competition Covenant	Expires 24 months after employment termination	Expires 18 months after employment termination

Positions and Employment Period

Pursuant to his employment agreement, Mr. G. Williams was appointed Chief Executive Officer and he has served on our Board since April 1, 2015. His employment agreement and each employment agreement for the other Executive Team members had an initial three-year term, followed by annual automatic one-year renewals unless terminated by either party within 90 days prior to the completion of the term.

Base Salary

The Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Compensation Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. The employment agreements provide that the annual base salary for Mr. Schneider is $550,000 and for each of Ms. Rand and Mr. Pitts is $500,000, subject to increase or decrease as a result of annual review by the Compensation Committee pursuant to its normal performance review policies for senior executives.

Annual Cash Bonus

The Chief Executive Officer will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual

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cash bonus amounts being set by the Compensation Committee annually. Each other Executive Team member will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established by the Compensation Committee, with such executive’s target annual cash bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Chief Executive Officer.

Long-Term Incentive Awards

Each Executive Team member is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements. Any outstanding long-term incentive awards will vest upon the termination of the executive’s employment: (i) by the Company without cause or due to the executive’s disability or death; or (ii) by the executive for good reason.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Executive Without Good Reason

If an executive terminates his or her employment without good reason, then the Company shall pay the executive any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the executive as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If an executive is terminated by the Company for cause, then the executive shall be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

Death or Disability

If an executive’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the executive or his or her estate (if termination results from the executive’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In addition, the Company shall provide to the executive and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits equal to those that would have been provided to the executive and to such dependents under a Company-sponsored plan if the executive’s employment had not been terminated (so long as the executive pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the executive a monthly amount equal to the premium required to be paid by the executive for such benefits (the “Health Benefits”).

By Executive For Good Reason or by the Company Without Cause

If the Chief Executive Officer’s employment is terminated: (i) by the Chief Executive Officer for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to the Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to the Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Chief Executive Officer’s annual base salary and target bonus as of the date of his termination; and (c) provide to the Chief Executive Officer the Health Benefits.

If any other Executive Team member’s, other than the Chief Executive Officer’s, employment is

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terminated: (i) by such executive for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the executive’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to such executive Accrued Compensation and the Pro-Rated Bonus; (b) pay to such executive in a lump sum in cash, no later than the 60th day following the executive’s termination, an amount equal to the sum of the executive’s annual base salary and target bonus as of the date of the executive’s termination, provided that such amount shall be one and one-half times the sum of his or her annual base salary and target bonus as of the date of termination if his or her termination occurs during the six months prior to or during the two-year period following a change of control; and (c) provide to such executive the Health Benefits.

Defined Terms

The terms “cause” and “change of control” are defined in the applicable employment agreement and are summarized above under “— Potential Payments and Other Benefits Upon Termination or Change of Control.” The term “good reason” was modified in the revised employment agreements to mean, in the absence of the executive’s written consent: (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary, unless replaced by one or more other bonus or incentive opportunities with a comparable aggregate bonus and incentive opportunity; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Restrictive Covenants

Each executive is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for an 18-month period (two-years for the Chief Executive Officer) (in each case, the “Restricted Period”) following his or her termination, and the Company retains ownership of any work product and inventions developed by the executive during the period of his or her employment (but the Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the executive’s employment and during the Restricted Period, each executive is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each executive is prohibited from competing with, or soliciting the business of any of the clients of, the Company during the period of his or her employment and the Restricted Period. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the executive’s employment. In addition, if the Chief Executive Officer is terminated under circumstances that result in the receipt of severance payments, then during the Restricted Period he is prohibited from providing full-time services to any entity that engages in the network marketing of any products direct to the consumer, provided that he may avoid applicability of this provision by repaying to the Company any and all severance payments that he has received.

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Audit Committee Report

Committee Composition and Skills

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. At December 31, 2020, the Audit Committee was composed of four non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the NYSE. Our Board of Directors has also determined that each of Mr. Crittenden and Ms. Day qualifies as an “audit committee financial expert” as defined by the SEC. All of the Audit Committee members attended 100% of the meetings of the Audit Committee held during fiscal 2020. See “Board of Directors – Board Members” for a description of the business background of each Audit Committee member.

Responsibilities of the Audit Committee, Management and the External Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of KPMG, the Company’s independent registered public accounting firm. Further, it is responsible for monitoring and overseeing the Company’s financial reporting, internal controls and internal audit functions, as set forth in the written charter adopted by our Board. In connection with its oversight of the Company’s internal audit function, the Audit Committee reviewed the internal audit plan, competencies and staffing for fiscal 2020. The Company’s Chief Internal Auditor reports directly to the Audit Committee and meets with the Audit Committee in executive session at least quarterly. In addition, the Audit Committee oversees the Company’s risk function and it receives quarterly reports from the Company’s Chief Risk Officer on changes to the Company’s risk profile and risks on which the management team has been devoting attention. The Audit Committee also ensures that management has established procedures relating to any complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee reviews and discusses the quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and Quarterly Report on Form 10-Q and Annual Report on Form 10-K disclosures under the heading “Management’s Discussion and Analysis and Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors. The Audit Committee’s Charter is available in the Governance section of our investor relations website at https://investors.primerica.com. During fiscal 2020, the Audit Committee held eight meetings.

Management is responsible for:

•	The presentation and integrity of the Company’s consolidated financial statements;

•	Selecting accounting and financial reporting principles;

•	Establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);

•	Establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act);

•	Evaluating the effectiveness of disclosure controls and procedures;

•	Evaluating the effectiveness of internal control over financial reporting; and

•	Evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

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AUDIT MATTERS

KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP as well as an audit of internal control over financial reporting. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm (“Audit Report”) included in the 2020 Annual Report related to its audits. KPMG’s 2020 Audit Report included its communication of the critical audit matter and the Audit Committee discussed a draft of the Audit Report with KPMG prior to its finalization.

Appointment, Compensation and Oversight of KPMG

KPMG has served as the Company’s independent registered public accounting firm since before the IPO in 2010. Prior to retaining KPMG for fiscal 2020, the Audit Committee evaluated KPMG’s performance with respect to fiscal 2019. In conducting this annual evaluation, the Audit Committee reviewed responses to questionnaires completed by members of the Audit Committee and management that covered areas such as independence (including the extent of non-audit services and fees), technical expertise, industry knowledge and communications with the Audit Committee. The Audit Committee also considered KPMG’s tenure and the impact on the Company of changing auditors.

After determining to retain KPMG for fiscal 2020, the Audit Committee reviewed the proposed engagement letter, which included proposed fees for fiscal 2020. Throughout fiscal 2020, the Audit Committee or the Audit Committee Chair (pursuant to delegation by the Audit Committee) reviewed engagement letters for additional audit or non-audit projects, and the related fees, that were outside the scope of the previously approved fiscal 2020 engagement letter.

Discussions with KPMG

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal 2020 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2020. Based on these discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, as well as the discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for fiscal 2020 be included in the 2020 Annual Report for filing with the SEC.

AUDIT COMMITTEE:

Gary L. Crittenden, Chair

P. George Benson

Cynthia N. Day

Barbara A. Yastine

Fees and Services of KPMG

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2020 and has audited the accounts of the Company and its subsidiaries for such year.

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AUDIT MATTERS

Fees Billed by KPMG

The following table sets forth the aggregate fees that KPMG billed to the Company in fiscal 2020 and fiscal 2019. All of the fees were approved by the Audit Committee in accordance with its policies and procedures, including pre-approval of non-audit fees. See “ — Pre-Approval of Services Performed by KPMG.”

	Fiscal 2020	Fiscal 2019
	(In thousands)
Audit fees (1)	$3,139	$3,025
Audit-related fees (2)	134	103
Tax fees (3)	78	17
All other fees	—	—

Total fees	$3,351	$3,145

(1)

Reflects fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings or engagements.

(2)

In 2020, included fees for a Canadian benefit plan audit, fees for a Canadian benefit plan audit, a Financial Intermediary Controls and Compliance Assessment Report issued on behalf of a subsidiary of the Company a consent to incorporate the Audit Report into a new registration statement on Form S-8 and fees for a state regulator to access certain workpapers in connection with a pending financial exam. In 2019, included an annual Service Organization Control Report issued on behalf of a subsidiary of the Company, fees for a Canadian benefit plan audit, a Financial Intermediary Controls and Compliance Assessment Report issued on behalf of a subsidiary of the Company and a consent to incorporate the Audit Report into a new shelf registration statement on Form S-3.

(3)	Reflects fees for tax compliance services. In 2020, included tax compliance fees for our Puerto Rican subsidiary.

Non-audit fees (consisting of tax fees and all other fees) represented 2.3% of total fees in fiscal 2020.

Pre-Approval of Services Performed by KPMG

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by our independent registered public accounting firm. Specifically, non-audit fees to be incurred by our independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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STOCK OWNERSHIP

Ownership of Our Common Stock

Directors and Executive Officers

The following table furnishes information regarding beneficial ownership of our common stock by each director and nominee, each named executive officer and our directors and executive officers as a group, all as of March 1, 2021. Unless otherwise noted, voting power and investment power in our common stock are exercisable solely by the named person. As of March 1, 2021, there were 39,414,085 shares of our common stock outstanding. The address for each of our directors and executive officers is c/o Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
John A. Addison, Jr.	22,975	*	Includes 3,548 vested RSUs. Excludes 314 RSUs that do not vest within 60 days.
Joel M. Babbit	11,916	*	Includes 5,541 vested RSUs and 3,310 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 RSUs that do not vest within 60 days.
P. George Benson	18,352	*	Includes 14,569 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
C. Saxby Chambliss	6,564	*	Represents vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
Gary L. Crittenden	18,287	*	Includes 1,847 vested RSUs and 15,193 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
Cynthia N. Day	11,897	*	Represents vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
Sanjeev Dheer	1,625	*	Excludes 314 RSUs that do not vest within 60 days.

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STOCK OWNERSHIP

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
Beatriz R. Perez	9,816	*	Includes 3,371 vested RSUs and 6,445 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 RSUs that do not vest within 60 days.
D. Richard Williams	30,319	*	Includes 3,548 vested RSUs and 4,433 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
Barbara A. Yastine	14,029	*	Includes 12,552 vested deferred stock units issued in connection with the Non-Employee Director Deferred Compensation Plan. Excludes 314 deferred stock units that do not vest within 60 days.
Glenn J. Williams	91,516	*	Includes 16,715 vested stock options. Excludes 20,900 RSUs and 32,149 PSUs that do not vest within 60 days.
Peter W. Schneider	44,394	*	Includes 15,222 vested stock options. Excludes 11,400 RSUs and 20,021 PSUs that do not vest within 60 days.
Alison S. Rand	38,498	*	Includes 21,651 vested stock options. Excludes 7,599 RSUs and 11,689 PSUs that do not vest within 60 days.
Gregory C. Pitts	35,101	*	Includes 16,334 vested stock options. Excludes 7,599 RSUs and 11,689 PSUs that do not vest within 60 days.
All directors and executive officers as a group (14 people)	355,289	*

* Less than one percent

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STOCK OWNERSHIP

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	4,176,905	10.6%	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021. Vanguard has sole voting power with respect to 0 shares, shared voting power with respect to 29,138 shares, sole dispositive power with respect to 4,115,638 shares, and shared dispositive power with respect to 61,267 shares.
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067	3,929,176	10.0%	Based on an Amended Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 10, 2021. Kayne Anderson has sole voting and dispositive power with respect to 2,864,937 shares and shared voting and dispositive power with respect to 1,064,239 shares.
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,402,977	8.7%	Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 29, 2021. BlackRock has sole voting power with respect to 3,272,216 shares and sole dispositive power with respect to 3,402,977 shares.
Baron Capital Group, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,243,331	5.7%	Based on a Schedule 13G filed by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron on February 12, 2021. BAMCO has shared voting power with respect to 2,077,022 shares and shared dispositive power with respect to 2,196,002 shares. Baron Capital Group, Inc. and Ronald Baron each have shared voting power with respect to 2,124,331 shares and shared dispositive power with respect to 2,243,331 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power with respect to 166,309 shares.

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STOCK OWNERSHIP

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since the beginning of fiscal 2020 except that Mr. Dheer inadvertently reported approximately six months late, the acquisition of less than one share of our common stock pursuant to a broker-initiated dividend reinvestment of which neither Mr. Dheer nor the Company were aware.

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RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by the Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Under the policy, a related party includes (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (ii) a greater than 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of either of the foregoing persons or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Mr. Addison, one of our directors, serves on the board of directors of LegalShield. The Company has a long-standing business relationship with LegalShield pursuant to which Primerica and members of the sales force receive a commission for sales of LegalShield’s legal protection plans. The Company does not believe that Mr. Addison has any material interest, whether direct or indirect, in these transactions or our arrangements with LegalShield.

In June 2017, the Company signed a consulting agreement with Mr. Addison pursuant to which he receives $25,000 per quarter to perform various services requested by the Executive Team. At that time, the Board of Directors revoked the authorization, made in April 2015, to pay Mr. Addison $25,000 per quarter for his role as Chairman of Primerica Distribution.

Since October 2009, the Company has employed Kyle Addison (the son of Mr. J. Addison) in a non-executive position. During 2020, Mr. K. Addison earned total compensation of approximately $125,000. The compensation of Mr. K. Addison is consistent with that of other employees with equivalent qualifications and responsibilities and holding similar positions, and Mr. J. Addison did not participate in any decision regarding the hiring or compensation of his son.

Before Senator Chambliss was elected to the Board, the Company had retained the law firm of DLA Piper, of which Senator Chambliss is a partner, to provide legal advice to the Company on various regulatory, transactional and other matters. Senator Chambliss does not perform legal work for the Company. The Company has decreased its use of DLA Piper since Senator Chambliss became a member of the Board and, in 2020, the Company paid DLA Piper legal fees aggregating less than $1,000. Therefore, this will no longer be considered by the Board to be a related party transaction.

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INFORMATION ABOUT VOTING AND

THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies for the Annual Meeting for the purposes set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 12, 2021 at 8:30 a.m., local time, at the Primerica Home Office located at 1 Primerica Parkway, Duluth, Georgia 30099.

On or about March 31, 2021, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 16, 2021, other than those holders who previously requested electronic or paper delivery of communications from us. The notice will contain instructions on: (i) how to access this Proxy Statement and the 2020 Annual Report to Stockholders (the “Annual Stockholders Report”) and (ii) how to vote over the Internet, how to request and return a proxy card by mail and how to vote by telephone.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the SEC requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used at the Annual Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. Our Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies (the “Proxy Committee”). The members of the Proxy Committee are Mr. G. Williams, our Chief Executive Officer, and Mr. Schneider, our President.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this “e-proxy” process expedites your receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, holders of our common stock will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this Proxy Statement and the Annual Stockholders Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, then you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote on the matters discussed in this Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 16, 2021. Your shares can be voted at the Annual Meeting only if you are present at the meeting or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock as of the close of business on the record date must be present at

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

the meeting, or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, 39,414,085 shares of our common stock were issued and outstanding. Shares represented by valid proxies received but marked as abstentions, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.

What proposals will require my vote?

You are being asked to vote on the following proposals:

•	The election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	The consideration of an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement (Say-on-Pay) (Proposal 2); and

•	The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 (Proposal 3).

What vote is required to approve each proposal or elect directors, and how will my vote be counted?

Proposal 1: Election of Directors

Each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Board would decide whether to accept or reject the resignation, or whether to take other action and would publicly disclose its decision and the rationale behind its decision. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay)

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstention will have the same effect as a vote against this proposal. This is an advisory vote and is therefore not binding.

Proposal 3: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

This proposal requires approval by the holders of at least a majority of the shares represented at the Annual Meeting, by valid proxy or otherwise, and entitled to vote. Any abstention will have the same effect as a vote against this proposal.

How does our Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	“FOR” the election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	“FOR” approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 2); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 (Proposal 3).

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

What is the difference between a registered stockholder and a beneficial holder of shares?

•

If your shares of common stock are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “registered stockholder” with respect to those shares. Registered stockholders and holders of shares held in the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Stockholders Report and how to vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone.

•

If your shares are held in “street name” through a broker, bank or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke previous voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote at the meeting only if they have a legal proxy to vote their shares.

How do I vote?

If you are a registered stockholder, then you have four voting options. You may vote:

•	Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received;

•	By telephone through the number noted on your proxy card (if you received a proxy card);
•	By signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	By attending the Annual Meeting and voting at that time.

We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.

If you are a beneficial holder, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 is considered a routine matter.

None of the other proposals to be considered at the Annual Meeting is considered a routine matter. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Can I change my mind after I vote?

If you vote by proxy, then you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	Vote again using the Internet or by telephone prior to the Annual Meeting; or

•	Sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	Attend the Annual Meeting and vote again at that time.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxies in accordance with its best judgment. Notwithstanding the foregoing, shares represented by valid proxies that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with respect to those other matters. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the vote, and a representative of Carl T. Hagberg and Associates will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card?

This means that you have multiple accounts holding shares of our common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you receive. Please vote all of the shares you are entitled to vote.

Does the Company participate in householding?

A single set of proxy materials, along with individual proxy cards, or individual Notices of Internet Availability of Proxy Materials, will be delivered in one envelope to multiple stockholders of record having the same last name and address, unless contrary instructions have been received from an affected stockholder. This is referred to as “householding.” We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees. If you would like to enroll in this service or receive individual copies of all documents, then please contact Broadridge by calling toll-free at 1-866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and would like to revoke your consent or otherwise would like to receive separate copies of our proxy materials, then please contact Broadridge as described above and we will promptly deliver them to you upon your written or oral request.

A number of brokerage firms have instituted householding. If you hold your shares in street name, then please contact your bank, broker or other nominee to request information about householding.

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of our common stock through the Stock Purchase Plan, and the accounts are registered in the same name, then you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. If your registered account and your Stock Purchase Plan are registered in different names, then you will receive separate Notices of Internet Availability of Proxy Materials. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern daylight savings time on May 11, 2021, unless you vote at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then: (i) abstentions will have no impact on the outcome of the vote with respect to Proposal 1 (election of directors); and (ii) abstentions will have the same effect as a vote against Proposal 2 (Say-on-Pay) and Proposal 3 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021).

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named representatives. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting. In order to gain admittance to the meeting, you may be required to show evidence that you were a holder of our common stock on the record date.

How can I listen to the live webcast of the Annual Meeting?

We expect to make available a live webcast of the Annual Meeting at our investor relations website, https://investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, then please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at https://investors.primerica.com until at least June 12, 2021. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Will the COVID-19 pandemic affect the Annual Meeting?

We are actively monitoring the COVID-19 pandemic and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for an annual fee of $7,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

90

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY MATERIALS E-MAIL OR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on May 12, 2021.

The Proxy Statement and the 2020 Annual Report to Stockholders are available free of charge at www.proxyvote.com and at https://investors.primerica.com

Primerica 2021 Proxy Statement	91

OTHER STOCKHOLDER INFORMATION

Other Information

Consolidated financial statements for Primerica, Inc. are included in the 2020 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549, and the NYSE. The 2020 Annual Report is also available on our investor relations website at https://investors.primerica.com. A copy of the 2020 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Proposals Pursuant to Rule 14a-8

The Company encourages stockholders to contact the Company’s Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of our Board, the Company’s Corporate Secretary acts as the corporate governance liaison to our stockholders. Proposals that stockholders would like to include in the Company’s proxy materials for presentation at the 2022 Annual Meeting must be received by the Corporate Secretary by 5:00 p.m. local time on December 1, 2021, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy material for the 2022 Annual Meeting. Such proposals should be submitted to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax to 470-564-7202.

Proxy Access Director Nominees

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may nominate directors to our Board and have those nominees included in our proxy materials to be voted on at our annual meeting. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. For proxy access nominees to be considered at the 2022

Annual Meeting, the nomination notice must be received by the Corporate Secretary no earlier 5:00 p.m. local time on November 1, 2021 and no later than 5:00 p.m. local time on December 1, 2021. Among other things, the notice must include the information and documents described in the Company’s By-Laws.

Other Proposals and Director Nominees

Our Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the Proxy Committee intends to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

If a stockholder would like to bring a matter before the meeting that is not the subject of a proposal that meets the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in the Company’s By-Laws in order to personally present the proposal at the meeting.

One of the procedural requirements in the Company’s By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2022 Annual Meeting must be received by the Company’s Corporate Secretary no earlier than by 5:00 p.m. local time on January 12, 2022, and no later than 5:00 p.m. local time on February 11, 2022. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business. Pursuant to Rule 14a-4 under the Exchange Act,

92

OTHER STOCKHOLDER INFORMATION

if a stockholder notifies the Company after February 15, 2022 of an intent to present a proposal at the 2022 Annual Meeting (and for any reason the proposal is voted upon at the 2022 Annual Meeting), then the Proxy Committee will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in its proxy materials.

A stockholder also may directly nominate someone for election as a director at a stockholders’ meeting. Under the Company’s By-Laws, a stockholder may nominate a candidate at the 2022 Annual Meeting by providing advance notice to the Company to the Corporate Secretary that is received no earlier than 5:00 p.m. local time on January 12, 2022, and no later than 5:00 p.m. local time on February 11, 2022. Such notice shall contain all of the information specified in the Company’s By-Laws. In the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the notice must be delivered to the Company’s Corporate Secretary not earlier than the 120th day prior to the 2022 Annual Meeting and not later than the later of the 90th day prior to the 2022 Annual Meeting or, if the first public announcement of the date of the 2022 Annual Meeting is less than 100 days prior to the date of the 2022 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made by the Company.

A copy of the procedures and requirements related to the above matters is available upon request from the Corporate Secretary or can be found on our investor relations website at https://investors.primerica.com. The notices required above must be sent to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax to 470-564-7202.

By Order of Our Board,

Stacey K. Geer

Corporate Secretary

Duluth, Georgia

March 31, 2021

Primerica 2021 Proxy Statement	93

EXHIBIT A

Reconciliation of GAAP and Non-GAAP Financial Measures

We report the Company’s financial results in accordance with GAAP. In addition, we present certain non-GAAP financial measures including adjusted operating revenues, adjusted net operating income, diluted adjusted operating earnings per share, and adjusted stockholders’ equity. Adjusted operating revenues, adjusted net operating income and diluted adjusted operating earnings per share exclude the impact of realized investment gains (losses) and fair value mark-to-market (“MTM”) investment adjustments, including credit impairments, for all periods presented. We exclude realized investment gains (losses) and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset’s maturity or sale that are not directly associated with the Company’s insurance operations. Adjusted stockholders’ equity excludes the impact of net unrealized investment gains (losses) recorded in accumulated other comprehensive income (loss) for all periods presented. We exclude unrealized investment gains (losses) in measuring adjusted stockholders’ equity as unrealized gains (losses)

from the Company’s available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold.

Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of GAAP to non-GAAP financial measures are set forth below. Subtotals are calculated prior to rounding line item components.

	Fiscal 2020	Fiscal 2019
	(In millions)
Total revenues	$2,217.5	$2,052.5
Adjusted operating revenues reconciling items:
Less: Realized investment gains (losses)	(5.0)	5.0
Less: 10% deposit asset MTM included in net investment income (“NII”)	(2.0)	5.4

Adjusted operating revenues	$2,224.5	$2,042.2

A-1

EXHIBIT A

	Fiscal 2020	Fiscal 2019
	(In millions)
Net income	$386.2	$366.4
Net adjusted operating income reconciling items:
Less: Realized investment gains (losses)	(5.0)	5.0
Less: 10% deposit asset MTM included in NII	(2.0)	5.4
Less: Tax impact of adjusted operating income before tax reconciling items	1.6	(2.4)

Net operating income	$391.6	$358.4

	Fiscal 2020	Fiscal 2019
Diluted earnings per share	$9.57	$8.62
Adjusted diluted operating earnings per share reconciling items:
Less: Net after-tax impact of operating adjustments	(0.13)	0.19
Diluted adjusted operating earnings per share	$9.70	$8.43

	Fiscal 2020	Fiscal 2019
	(Dollars in millions)
Average stockholders’ equity	$1,659.3	$1,568.0
Average adjusted stockholders’ equity reconciling items:
Less: Unrealized net investment gains recorded in stockholders’ equity, net of tax	73.6	45.0

Average adjusted stockholders’ equity	$1,585.7	$1,523.0

Adjusted net operating income return on adjusted stockholders’ equity	24.7%	23.5%

Primerica 2021 Proxy Statement	A-2

LOCATION FOR  THE 2021 ANNUAL MEETING OF STOCKHOLDERS

PRIMERICA, INC.

Wednesday, May 12, 2021 at 8:30 a.m., local time

Primerica Home Office

1 Primerica Parkway

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to GA-120 — Exit 105 towards Duluth

•	Continue 2.5 miles on access road towards Duluth and take GA 120W exit

•	Continue to third stoplight on GA-120W (0.5 miles) and make a right turn onto Primerica Parkway

•	Continue to second roundabout and go left, then make a right turn into the Primerica parking lot

Please note that we intend to hold the Annual Meeting in person and to provide a live webcast of the meeting at our investor relations website, https://investors.primerica.com. However, in light of the ongoing COVID-19 pandemic, we are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information.

Please note that attendance at the Annual Meeting will be limited to stockholders of Primerica, Inc. as of the record date, members of their immediate family or their named representatives.

PRIMERICA PRIMERICA, INC. 1 PRIMERICA PARKWAY DULUTH, GA 30099SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2021. Follow the instructions to obtain stock records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To reduce the costs incurred by our company in mailing proxy materials, please consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 11, 2021. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36925-P48934 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATE

PRIMERICA, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect the following directors: Nominees: 1a. John A. Addison, Jr. 1b. Joel M. Babbit For Against Abstain 1c. P. George Benson 1d. C. Saxby Chambliss 1e.Gary L. Crittenden 1f.Cynthia N. Day 1g.Sanjeev Dheer 1h.Beatriz R. Perez 1i.D. Richard Williams 1j. Glenn J. Williams 1k. Barbara A. Yastine To consider an advisory vote on executive compensation (Say-on-Pay). To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his or her discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date PRIMERICA Annual Meeting of Stockholders May 12, 2021 8:30 a.m. Primerica Home Office, 1 Primerica Parkway, Duluth, GA 30099 The doors will open at 8:00 a.m. In light of the ongoing COVID-19 pandemic, we are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.primerica.com for updated information. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D36926-P48934 PRIMERICA PROXY VS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIMERICA, INC. The undersigned hereby appoints Peter W. Schneider and Glenn J. Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m., local time, May 12, 2021 at the Company’s Home Office or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)